As filed with the Securities and Exchange Commission on January 14, 2010

Registration No. 333-157829

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM S-1/A

Pre-Effective Amendment No. 4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________________

Entheos Technologies, Inc.

 (Exact name of Registrant as specified in its charter)

Nevada	(7389)	98-0170247
(State or other Jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer I.D. No.)

888 3rd Street Suite 1000 Calgary, Alberta, T2P 5C5 Telephone: (800) 755-5815	Derek Cooper Chief Executive Officer 888 3rd Street Suite 1000 Calgary, Alberta, T2P 5C5 Telephone: (800) 755-5815

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)	(Name, address, including zip code, and telephone and facsimile numbers, including area code of agent for service)

Copies to:   Joseph Sierchio, Esq.

Sierchio & Company, LLP

430 Park Avenue, Suite 702

New York, New York 10022

Telephone:    (212) 246-3030

Facsimile:  (212) 246-3039

As soon as practicable after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of   the Securities Act of 1933, as amended, check here:    

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and    list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and    list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer		Accelerated Filer	
Non-accelerated Filer	 (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Shares (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, $0.0001 par value (3)	6,450,000	$0.41	$2,644,500	$148
Common stock, $0.0001 par value (4)	6,450,000	$0.60	$3,870,000	$216
Common stock, $0.0001 par value (5)	6,450,000	$0.75	$4,837,500	$270
Total	19,350,000	-	$11,352,000	$634

(1)   All of the shares are offered by the Selling Stockholders. Accordingly, this registration statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)   Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act.

(3)   Represents share purchased from the Registrant in a private placement completed on July 28, 2008.

(4)   Issuable on exercise of the Series A Warrants at an exercise price of $0.60 per share.

(5)   Issuable on exercise of the Series B Warrants at an exercise price of $0.75 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this Prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY 14, 2010

PROSPECTUS

ENTHEOS TECHNOLOGIES, INC.

19,350,000 Shares of Common Stock

This prospectus relates to the resale by certain of our stockholders (the “Selling Stockholders”) named in the section of this prospectus titled “ Selling Stockholders ” of up to 19,350,000 shares of our common stock (the “Shares”). The shares being offered under this prospectus are comprised of:

•         6,450,000 shares of our common stock that were purchased by certain of the Selling Stockholders in transactions with us pursuant to exemptions from the registration requirements of the Securities Act of 1933 as amended (the “Securities Act ”);

•         6,450,000 shares of common stock which may be issued to certain of the Selling Stockholders upon the exercise of our outstanding Series A Warrants; and,

•         6,450,000 shares of common stock which may be issued to certain of the Selling Stockholders upon the exercise of our outstanding Series B Warrants.

Although we will pay substantially all the expenses incidental to the registration of the shares, we will not receive any proceeds from the sales by the Selling Stockholders. We will, however, receive proceeds if the Warrants are exercised; to the extent we receive such proceeds, they will be used for working capital purposes.

The Selling Stockholders and any underwriter, broker-dealer or agent that participates in the sale of the shares or interests therein may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act.  The Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

 Our common stock is presently quoted for trading under the symbol “ETHT” on the over the counter bulletin board (the “OTCBB”). On January 12, 2010, the closing price of the common stock, as reported on the OTCBB was $0.64. The Selling Stockholders have advised us that they will sell the shares of common stock from time to time in the open market, on the OTCBB, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading "Risk Factors" beginning on page 8 of this prospectus before making a decision to purchase our common stock.      You should read this prospectus and any prospectus supplement carefully before you decide to invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS _______, 2010

_____________________

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from the information contained in this prospectus.  We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs.

PROSPECTUS SUMMARY

This summary highlights information set forth in greater detail elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled "Risk Factors" beginning on page 8, "Management's Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 20 and our historical financial statements and related notes included elsewhere in this prospectus. Unless the context requires otherwise, references to the "Company," “Entheos,” "we," "our," and "us,” refer to Entheos Technologies, Inc. and its wholly-owned subsidiaries.

Our Company

We were incorporated under the laws of the State of Utah on July 14, 1983, under the name of Far West Gold, Inc. On May 9, 1996, our stockholders authorized a name change to Far West Resources, Inc. On June 30, 1997, the stockholders authorized a name change to American Alliance Corporation and authorized a change in the state of domicile from Utah to Nevada. In January 1999, the Company entered into the field of targeted Internet streaming with the launch of www.eviewonline.com; which was subsequently merged with www.whatsonline.com.  On May 20, 1999, we changed our name to WhatsOnline.com, Inc.

On June 30, 2000, our shareholders approved a proposal to permit the Company's Board of Directors, in its discretion, to change the Company's name from WhatsOnline.com, Inc. to Entheos Technologies, Inc.; name change was effective on August 3, 2000.

From 2002 until September 2008, through our wholly-owned subsidiary Email Solutions, Inc., the Company served as an Application Service Provider (ASP”) providing reliable, real time, high volume outsourced email and search engine optimization services.

Due to the limited success of the ASP business, management decided that it was in the best interest to abandon the ASP business and focus on identifying undervalued oil and gas opportunities for acquisition, development and exploration.

We are now a small independent oil and gas production company focusing as a non-operator with a small working interest in producing oil and gas wells and in the re-development/recompletion of oil and gas wells.

In September 2008, we acquired a 21.75% working interest (16.3125% net revenue interest) in the Cooke #6 well located at the Cooke Ranch field in La Salle County, Texas which has been producing oil and gas from the Escondido formation since 2007.

In September 2008, we acquired a 20.00% working interest (15.00% net revenue interest) in Onnie Ray #1 Well in Lee County, Texas and the Stahl #1 Well in Fayette County, Texas which were subsequently re-entered and are producing gas from the Austin Chalk formation; we also acquired a 20.00% working interest (15.00% net revenue interest) in the Haile #1 Well in Frio County, Texas which has been undergoing re-entry operations since the date of acquisition.  The well was shut-in in September 2009.

On October 31, 2008 we acquired a 20.00% working interest (15.00% net revenue interest) in Pearce #1 Well in Frio County, Texas, which was subsequently re-entered and began producing gas in December 2008.

Our Contact Information

Our corporate headquarters is located at 888 3rd Street SW, Suite 1000, Calgary, AB   Canada T2P 5C5. Our telephone number is 800-755-5815.  We currently do not have a corporate website address.

 Summary Financial Information

The following tables set forth a summary of certain selected financial data. You should read this information together with the consolidated financial statements and the notes to the consolidated financial statements appearing elsewhere in this prospectus.

Consolidated Statements of Operations Data:	For the Nine Months Ended September 30, 2009	For the Nine Months Ended September 30, 2008	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007
Revenue	$37,409	$0	$13,770	$0
Loss from operations	$(566,231)	$(149,650)	$(279,447)	$(27,610)
Net income (loss) attributable to common stockholders	$2,036,902	$(143,331)	$(265,149)	$(24,682)
Basic and diluted income (loss) per common share	$0.03	$0.00	$0.00	$0.00
Weighted average number of common shares outstanding used in basic and diluted net income (loss) per share calculation	63,075,122	58,131,691	59,374,302	96,515,533

Consolidated Balance Sheet Data:	September 30, 2009	September 30, 2008	December 31, 2008	December 31, 2007

Cash	$2,470,056	$2,859,798	$2,734,591	$46,306

Working Capital	$1,772,186	$2,850,875	$2,676,632	$21,194

Total assets	$2,524,643	$3,149,083	$3,088,147	$46,306

Total liabilities	$703,353	$9,643	$62,931	$25,112

Total stockholders’ equity	$1,821,290	$3,130,440	$3,025,216	$21,194

Private Placement

On July 28, 2008, we completed the sale of an aggregate of 6,450,000 units at a per unit purchase price of $0.50 (the “Private Placement”) for total cash proceeds of $3,200,000; a total of 50,000 units were issued in payment of legal services of $25,000. Each unit consisted of one share of the Company’s common stock (the “Unit Shares”), one Series A Warrant (the “Series A Warrants”) to purchase a share (the “Series A Shares”) of common stock at an exercise price  $0.60 per share for a period of 18 months from the date of issuance and one Series B Warrant (the “Series B Warrants”) to purchase a share (the “Series B Shares”) of common stock at an exercise price $0.75 per share for a period of 24 months from the date of issuance. The Series A Warrants and the Series B Warrants are sometimes referred to collectively as the “Warrants.”

The units were sold pursuant to the terms of Subscription Agreements having an effective date of July 28, 2008 between us and six (6) of the Selling Stockholders, all of whom were accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act. The net proceeds of the Private Placement will be used for working capital purposes. In connection with the private placement, the Company issued an aggregate of 50,000 units in payment of legal fees in the amount of $25,000. These units were otherwise issued on the same terms and conditions as the units sold in the private placement.

In connection with the Private Placement, we agreed to file a registration statement for the purpose of registering the shares issued in the Private Placement as well as the shares issuable upon the exercise of the Series A Warrants and the Series B Warrants, for resale by the Selling Stockholders. Accordingly, the 6,450,000 shares issued in the Private Placement and the 12,900,000 shares issuable upon exercise, if any, of the outstanding Series A Warrants and the Series B Warrants, are included in the registration statement of which this prospectus is part.

The Unit Shares comprised approximately 11% (without giving effect to the exercise of any of the Series A Warrants or Series B Warrants) of our issued and outstanding shares as of July 28, 2008, the date on which the Private Placement was consummated.

Risk Factors

Our business operations are subject to numerous risks. Because we are an early stage company with a limited history of operations, we are also subject to many risks associated with early-stage companies. For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 8 of this prospectus.

Selling Stockholders

The Selling Stockholders are stockholders who purchased shares of our common stock from us in the Private Placement completed on July 28, 2008, or through the exercise of the Series A Warrants and the Series B Warrants.     Please refer to “Selling Stockholders.”

Securities Being Offered

The Selling Stockholders named in this prospectus are offering for resale up to 19,350,000 shares of our common stock to the public by means of this prospectus. The shares being offered under this prospectus are comprised of 6,450,000 shares that were purchased by certain of the Selling Stockholders in the Private Placement and up to 6,450,000 shares issuable upon exercise of the Series A Warrants and up to 6,450,000 shares issuable upon exercise of the Series B Warrants.

Although we will pay substantially all the expenses incident to the registration of the shares, we will not receive any proceeds from the sales by the Selling Stockholders. However, we may receive proceeds of up to approximately $3,870,000 from the exercise of the remaining outstanding Series A Warrants and up to $4,837,500 from the exercise of the remaining outstanding Series B Warrants; if such proceeds are received by us, they will be used for working capital purposes.

All of the shares of our common stock, owned by the Selling Stockholders, will be registered by the registration statement of which this prospectus is a part. The Selling Stockholders may sell some or all of their shares immediately after they are registered.      Please refer to “Plan of Distribution.”

Offering Price

The Selling Stockholders may sell their shares pursuant to this prospectus, at open market, on the OTCBB, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

Duration of Offering

We have agreed to use our commercially reasonable efforts to keep the  registration statement of which this prospectus  is part, continuously effective under the Securities Act until all of the securities covered by such registration statement have been sold, or may be sold without volume restrictions pursuant to Rule 144 or any successor rule, as determined by our counsel pursuant to a written opinion letter to such effect, addressed and acceptable to our transfer agent and the affected holders of such securities.

 Use of Proceeds

We will incur all costs associated with this registration statement and prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the Selling Stockholders. However, we did receive aggregate proceeds of $3,200,000 from the sale of our shares to certain Selling Stockholders. We may receive up to an additional approximately $3,870,000, if all of the outstanding Series A Warrants are exercised and up to $4,837,500 if all of the outstanding Series B Warrants are exercised.  The Series A Warrants initially were to expire on January 28, 2010 and have an exercise price of $0.60 per share; the Series B Warrants initially were to expire on July 28, 2010 and have an exercise price of $0.75 per share.  On December 11, 2009 our Board of Directors extended the term of the Series A warrant to July 28, 2010 and the Series B Warrant to January 28, 2011.

All funds, if any, received by us from the exercise of the Series A Warrants or the Series B Warrants will be used for working capital purposes.

Description of Our Stock

We have authorized capital of 200,000,000 shares of $0.00001 par value common stock, and 10,000,000 shares of $0.0001 par value preferred stock.

Number of Shares Outstanding

As of January 12, 2009, 63,075,122 shares of common stock were issued and outstanding, of which 32,639,800 shares (approximately 52%) were owned by 1420525 Alberta Ltd. a private corporation, the sole shareholder of which is Mr. Harmel S. Rayat, our former Chief Executive Officer, Chief Financial Officer, director and controlling shareholder. No preferred shares were issued and outstanding.  This total does not include any shares of common stock issuable upon the exercise of any of our issued and outstanding stock purchase warrants, including, but not limited to, Series A Warrants and Series B Warrants.  Please refer to “Description of Securities.” If all of the registered shares are sold, there will be a total of 75,975,122 shares issued and outstanding.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes certain statements that may be deemed to be “forward-looking statements.” All statements included in this prospectus, other than statements of historical facts, address matters that the Company reasonably expects, believes or anticipates will or may occur in the future. Forward-looking statements may relate to, among other things:

•         the Company’s future financial position, including working capital and anticipated cash flow;

•         amounts and nature of future capital expenditures;

•         operating costs and other expenses;

•         wells to be drilled or reworked;

•         oil and natural gas prices and demand;

•         existing fields, wells and prospects;

•         diversification of exploration;

•         estimates of proved oil and natural gas reserves;

•         reserve potential;

•         development and drilling potential;

•         expansion and other development trends in the oil and natural gas industry;

•         the Company’s business strategy;

•         production of oil and natural gas;

•         effects of federal, state and local regulation;

•         insurance coverage;

•         employee relations;

•         investment strategy and risk; and

•         expansion and growth of the Company’s business and operations.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Disclosure of important factors that could cause actual results to differ materially from the Company’s expectations, or cautionary statements, are included under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements. The following factors, among others that could cause actual results to differ materially from the Company’s expectations, include:

                 •     unexpected changes in business or economic conditions;

                 •     significant changes in natural gas and oil prices;

                 •     timing and amount of production;

                 •     unanticipated down-hole mechanical problems in wells or problems related to producing reservoirs or infrastructure;

                 •     changes in overhead costs; and

                 •     material events resulting in changes in estimates.

All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on the Company’s behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

RISK FACTORS

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING IN OUR COMMON STOCK YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS, TOGETHER WITH THE FINANCIAL AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK WOULD LIKELY DECLINE AND YOU MAY LOSE ALL OR A PART OF YOUR INVESTMENT.

Risks Specific to Our Company

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

We have very limited history with respect to our acquisition and development of oil and gas properties. In the nine months ended September 30, 2009 and in each of the fiscal years ended December 31, 2008 and 2007, we recorded operating losses of $566,231, $279,447 and $27,610 respectively.  We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future.  Our operations are subject to the risks and competition inherent in the establishment of a business enterprise.  There can be no assurance that our future operations will be profitable.  Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue.  We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

SINCE WE ARE IN THE EARLY STAGE OF DEVELOPMENT AND HAVE A LIMITED OPERATING HISTORY, IT MAY BE DIFFICULT FOR YOU TO ASSESS OUR BUSINESS AND FUTURE PROSPECTS.

We have only a limited history of revenues from oil and natural gas operations and have limited tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. With this limited operating history our company must be considered in the exploration stage. Our success is significantly dependent on a successful acquisition, drilling, completion and production program. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the exploration stage and potential investors should be aware of the difficulties normally encountered by enterprises in the exploration stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MAY HAVE TO LIMIT OUR DEVELOPMENT AND PRODUCTION ACTIVITY WHICH MAY RESULT IN A LOSS OF YOUR INVESTMENT.

Because we are small and do not have much capital, we must limit our oil and gas acquisition, development and production activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, existing reserves may go undiscovered. Without finding reserves or acquiring additional reserves, we cannot generate revenues and you will lose your investment.

AS OUR PROPERTIES ARE IN THE EXPLORATION STAGE, THERE CAN BE NO ASSURANCE THAT WE WILL ESTABLISH COMMERCIAL DISCOVERIES ON OUR PROPERTIES.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few wells that are ultimately reworked are capable of producing commercially viable quantities of oil and or gas for any extended period of time.  If the wells in which we have an interest do not produce commercially viable amounts of oil or gas or cease to produce such quantities after being reworked we may need to curtail or cease our operations.

THE POTENTIAL PROFITABILITY OF OIL AND GAS VENTURES DEPENDS UPON FACTORS BEYOND THE CONTROL OF OUR COMPANY.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. In addition, adverse weather conditions can also hinder drilling operations. These changes and events may materially affect our financial performance. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

THE OIL AND GAS INDUSTRY IS HIGHLY COMPETITIVE AND THERE IS NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN ACQUIRING OIL AND GAS INTERESTS OR LEASES.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which may have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed or additional oil and gas interests acquired.

Risks Specific to Our Industry

OIL AND GAS OPERATIONS ARE SUBJECT TO COMPREHENSIVE REGULATION WHICH MAY CAUSE SUBSTANTIAL DELAYS OR REQUIRE CAPITAL OUTLAYS IN EXCESS OF THOSE ANTICIPATED CAUSING AN ADVERSE EFFECT ON OUR COMPANY.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages. To date we have not been required to spend any material amount on compliance with environmental regulations.

However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

EXPLORATION AND PRODUCTION ACTIVITIES ARE SUBJECT TO CERTAIN ENVIRONMENTAL REGULATIONS WHICH MAY PREVENT OR DELAY THE COMMENCEMENT OR CONTINUANCE OF OUR OPERATIONS.

In general, our exploration, development and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry. We believe that our operations comply, in all material respects, with all applicable environmental regulations. Our operating partners maintain insurance coverage customary to the industry; however, we are not fully insured against all possible environmental risks.

EXPLORATORY DRILLING INVOLVES MANY RISKS AND WE MAY BECOME LIABLE FOR POLLUTION OR OTHER LIABILITIES WHICH MAY HAVE AN ADVERSE EFFECT ON OUR FINANCIAL POSITION.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

THE VALUE AND TRANSFERABILITY OF YOUR SHARES MAY BE ADVERSELY IMPACTED BY THE LIMITED TRADING MARKET FOR OUR STOCK ON THE OTCBB, WHICH IS A QUOTATION SYSTEM, NOT AN ISSUER LISTING SERVICE, MARKET OR EXCHANGE. BECAUSE BUYING AND SELLING STOCK ON THE OTCBB IS NOT AS EFFICIENT AS BUYING AND SELLING STOCK THROUGH AN EXCHANGE, IT MAY BE DIFFICULT FOR YOU TO SELL YOUR SHARES OR YOU MAY NOT BE ABLE TO SELL YOUR SHARES FOR AN OPTIMUM TRADING PRICE.

The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities. Because trades and quotations on the OTCBB involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of the order entry.

Orders for OTCBB securities may not be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTCBB. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, one may not be able to sell shares of common stock at the optimum trading prices.

The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTCBB if the common stock or other security must be sold immediately. Further, purchasers of securities on the OTCBB may not have a bid price for securities bought and sold through the OTCBB. Due to the foregoing, demand for securities that are traded through the OTCBB may be decreased or eliminated.

THE TRADING PRICE OF OUR COMMON STOCK HISTORICALLY HAS BEEN VOLATILE AND MAY NOT REFLECT ITS VALUE.

The trading price of our common stock has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. From August 31, 2008 through January 12, 2010 our stock has traded at a low of $0.38 (September 25, 2008) and a high of $2.00 (November 24, 2008).  The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general economic conditions, market demand for our common stock, and various other events or factors both in and out of our control. In addition, the sale of our common stock into the public market upon the effectiveness of this registration statement could put downward pressure on the trading price of our common stock. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.

1420525 ALBERTA LTD., A PRIVATE CORPORATION SOLELY OWNED BY MR. HARMEL RAYAT, OUR FORMER CHIEF FINANCIAL OFFICER, DIRECTOR AND CONTROLLING SHAREHOLDER, OWNS APPROXIMATELY 52% OF OUR ISSUED AND OUTSTANDING STOCK. THIS OWNERSHIP INTEREST MAY PRECLUDE YOU FROM INFLUENCING SIGNIFICANT CORPORATE DECISIONS.

Upon completion of the offering (without giving effect to the exercise of the Series A Warrants and Series B Warrants), 1420525 Alberta Ltd., a private corporation the sole shareholder of which is Harmel S. Rayat, our former  chief financial officer, director and controlling shareholder, will own in the aggregate, 32,639,800 shares or approximately 52% of our outstanding common stock. As a result, Mr. Rayat may be able to exercise a controlling influence over matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, and will have significant control over our management and policies through his ownership in 1420525 Alberta Ltd. Mr. Rayat’s interests may at times be different from yours. For example, he may support proposals and actions with which you may disagree or which are not in your interests. The concentration of ownership could delay or prevent a change in control of our company or otherwise discourage a potential acquirer from attempting to obtain control of our company, which in turn could reduce the price of our common stock. In addition, Mr. Rayat could use his voting influence to maintain our existing management and directors in office, delay or prevent changes of control of our company, or support or reject other management and board proposals that are subject to shareholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

WE MAY COMPETE FOR THE TIME AND EFFORTS OF OUR OFFICERS AND DIRECTORS.

Certain of our officers and directors are also officers, directors, and employees of other companies; except for Mr. Cooper, none of our officers and directors anticipate devoting more than approximately five (5%) percent of their time to our matters. We currently have no employment agreements with any of our officers and directors imposing any specific condition on our officers and directors regarding their continued employment by us.

WE HAVE A LARGE NUMBER OF RESTRICTED SHARES OUTSTANDING, A PORTION OF WHICH MAY BE SOLD UNDER RULE 144 WHICH MAY REDUCE THE MARKET PRICE OF OUR SHARES.

Of the 63,075,122 shares of our common stock issued and outstanding as of January 12, 2010, a total of 54,881,800 shares (inclusive of the 32,639,800 shares beneficially owned by 1420525 Alberta Ltd.) are deemed “restricted securities,” within the meaning of Rule 144. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

 In general, subject to the satisfaction of certain conditions, Rule 144 permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least six months to sell such shares without regard to any of the volume limitations set forth in Rule 144. This provision may already with respect to the shares issued in connection with the Private Placement, assuming that at such time the relevant criteria of Rule 144 is satisfied by both the Selling Stockholders owning the restricted shares and ourselves.

Under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater. This provision currently may apply to the shares owned by 1420525 Alberta Ltd. According, if all of the conditions of Rule 144 to be satisfied by both 1420525 Alberta Ltd. and us at the time of any proposed sale, are satisfied, then 1420525 Alberta Ltd. may sell pursuant to Rule 144, based on the issued and outstanding shares of our common stock, approximately every three months.

The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.    Please refer to “Description of Securities-Shares Eligible for Future Sale.”

THERE ARE OPTIONS AND WARRANTS TO PURCHASE SHARES OF OUR COMMON STOCK CURRENTLY OUTSTANDING.

As of January 12, 2010, we have outstanding options and warrants to purchase an aggregate of 13,050,000 shares of our common stock to various persons and entities. The exercise prices on these options and warrants are as follows: 150,000 stock options at $1.00 per share, 6,450,000 Series A Warrants at $0.60 and 6,450,000 Series B Warrants at $0.75 per share. If issued, the shares underlying these options and warrants would increase the number of shares of our common stock currently outstanding and will dilute the holdings and voting rights of our then-existing shareholders.

WE HAVE THE ABILITY TO ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WITHOUT ASKING FOR SHAREHOLDER APPROVAL, WHICH COULD CAUSE YOUR INVESTMENT TO BE DILUTED.

Our articles of incorporation authorize the Board of Directors to issue up to 200,000,000 shares of common stock and up to 10,000,000 shares of preferred stock. The power of the Board of Directors to issue shares of common stock or warrants or options to purchase shares of common stock is generally not subject to shareholder approval. Accordingly, any time the Board of Directors determines that it is in the best interests of the corporation to issue shares of its common stock, your investment will be diluted.

WE MAY ISSUE PREFERRED STOCK WHICH MAY HAVE GREATER RIGHTS THAN OUR COMMON STOCK.

We are permitted in our charter to issue up to 10,000,000 shares of preferred stock. Currently no preferred shares are issued and outstanding; however, we can issue shares of our preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from our common stockholders. Any preferred stock that we issue may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing them to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price, if any, of our common stock.

OUR COMPLIANCE WITH CHANGING LAWS AND RULES REGARDING CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE MAY RESULT IN ADDITIONAL EXPENSES TO US WHICH, IN TURN, MAY ADVERSELY AFFECT OUR ABILITY TO CONTINUE OUR OPERATIONS.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are ever approved for listing on either NASDAQ or a registered exchange, NASDAQ and stock exchange rules, will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. This could have an adverse impact on our ongoing operations.

BECAUSE OUR COMMON STOCK IS A "PENNY STOCK," YOU MAY FIND IT DIFFICULT TO SELL THE SHARES OF OUR COMMON STOCK YOU ACQUIRED IN THIS OFFERING.

Our common stock is a “penny stock” as that term is defined under Rule 3a51-1 of the Securities Exchange Act of 1934. Generally, a "penny stock" is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the U.S. Securities & Exchange Commission. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stocks and you are likely to have difficulty selling your shares.

WE DO NOT INTEND TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.

We currently intend to retain future earnings, if any, to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase the shares offered by us pursuant to this prospectus.

FINRA SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the “penny stock” rules described below, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

JULY 2008 FINANCING

On July 28, 2008, we consummated the sale of an aggregate of 6,400,000 units each consisting of one Unit Share, one Series A Warrant to purchase an addition share at a price of $0.60 per share and one Series B Warrant to purchase an additional share of our common stock at a per share purchase price of $0.75, for an aggregate purchase price of $3,200,000 (or $0.50 per unit) pursuant to the terms of a Subscription Agreement effective as of July 28, 2008 with the Selling Stockholders  all of whom were accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act (the “Private Placement”). An additional 50,000 units were issued in payment of legal services in the amount of $25,000.  Except as noted we do not have, and have not had any relationship, agreement, understanding or arrangement with any of the Selling Stockholders in the past three years, relating to any to be services performed or to be performed.

We did not use the services of an underwriter or placement agent with respect to the Private Placement and we did not pay any commissions or finders’ fees in connection with the Private Placement. In connection with the private placement, the Company issued an aggregate of 50,000 units in payment of legal fees in the amount of $25,000. These units were otherwise issued on the same terms and conditions as the units sold in the private placement.

The securities that were issued to the Investors in the Private Placement were not registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.  In connection with the Subscriptions Agreement we entered into a Registration Rights Agreement dated July 28, 2008 with the Investors. Pursuant to the terms of the Registration Rights Agreement, we have agreed to register the resale of the Private Placement Shares and the Warrant Shares on a registration statement to be filed by us with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. We  have agreed to use our commercially reasonable efforts to file the registration statement with the SEC within  60 days after July 28, 2008, to cause such registration statement to be declared effective by the SEC within the earlier of 90 days after July 28, 2008 (or, in the event, of a review by the SEC, 150 days after July 28, 2008) or the 5th business day following the date on which we are notified by the SEC that the SEC will not review the registration statement or that the SEC has no further comments on the registration statement and to cause such registration statement to remain effective for the required registration period.

The Registration Rights Agreement does not provide for any penalties or liquidated damages in the event we are not able to meet the aforesaid target dates.

The 6,450,000 shares issued in the Private Placement, the 6,450,000 shares issuable upon exercise, if any, of the Series A Warrants, and the 6,450,000 shares issuable upon exercise, if any, of the outstanding Series B Warrants, are collectively the subject of the registration statement of which this prospectus is part.

The Series A Warrants were initially exercisable for a period of 18 months at an initial exercise price of $0.60 per share beginning on July 28, 2008. The Series B Warrants were initially exercisable for a period of 24 months at an initial exercise price of $0.75 per share beginning on July 28, 2008. Because of the inordinate delay encountered by us in connection with the filing and review of the registration statement of which this Prospectus is part, on December 11, 2009 our Board of Directors extended the term of the Series A warrant to July 28, 2010 and the Series B Warrant to January 28, 2011.

The number of shares issuable upon exercise of the Series A  Warrants and Series B Warrants and the exercise price of the Series A  Warrants and Series B Warrants are adjustable in the event of stock splits, combinations and reclassifications, but not in the event of the issuance by us of additional securities, unless such issuance is at a price per share which is less than the then applicable exercise price of the warrants, in which event then the exercise price shall be reduced and only reduced to equal lower issuance price and the number of shares issuable upon exercise thereof shall be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.

Pursuant to the Subscription Agreement and the Registration Rights Agreement, we and the Selling Stockholders have made other covenants and representations and warranties regarding matters that are customarily included in financings of this nature.  In the event that during the twelve month period following the Closing Date (July 28, 2008), we sell shares at a price per share which is less than $0.50 (“Base Share Price  ”), we are required to issue to the Selling Stockholders the number of shares equal to (1) the quotient of the aggregate purchase price payable under the Securities Purchase Agreement divided by Base Share Price less (2) the quotient of the aggregate purchase price divided by the per share purchase price under the Securities Purchase Agreement. This provision has lapsed without our having issued any additional shares. The Warrants contain comparable provisions.

USE OF PROCEEDS

This prospectus relates to the resale of certain shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. This prospectus also relates to shares of our common stock to be issued to persons who exercise the Series A Warrants and Series B Warrants. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive proceeds from the exercise of any Series A Warrants or Series B Warrants and we will use any such proceeds for working capital purposes.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.   Please refer to “Plan of Distribution.”

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

Market Information-the OTCBB

Our common stock is quoted on the OTC Bulletin Board (OTCBB) under the symbol “ETHT.” The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. The OTCBB is a quotation medium for subscribing members, not an issuer listing service, and should not be confused with The NASDAQ Stock Market.

As of January 12, 2010 there were 63,075,122 shares of our common stock outstanding and held by 318 stockholders of record.  As of January 12, 2010, we had 6,450,000 shares of common stock reserved for issuance upon exercise of outstanding Series A Warrants, 6,450,000 shares of common stock reserved for issuance upon exercise of outstanding Series B Warrants and 150,000 shares of common stock reserved for issuance upon exercise of outstanding stock options. We have no shares of preferred stock issued and outstanding.

Currently, there is only a limited public market for our stock on the OTCBB. You should also note that the OTCBB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTCBB or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. Even if an active trading market for our common stock develops, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock. Accordingly, investors may find that the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operation.

For the periods indicated, the following table sets forth the high and low per share intra-day sales prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High	Low
Fiscal Year 2009
Fourth Quarter	$0.60	$0.50
Third Quarter	$0.52	$0.50
Second Quarter	$0.51	$0.50
First Quarter	$0.51	$0.41

Fiscal Year 2008
Fourth Quarter	$2.00	$0.38
Third Quarter	$0.75	$0.38
Second Quarter	$0.55	$0.41
First Quarter	$0.82	$0.41

Fiscal Year 2007
Fourth Quarter	$0.85	$0.80
Third Quarter	$0.97	$0.62
Second Quarter	$0.69	$0.61
First Quarter	$1.40	$0.60

On  January 12, 2010  the closing price of our common stock as reported on the OTCBB was $0.64 per share.

Dividends

            We have not paid any dividends on our common stock and our board of directors presently intends to continue a policy of retaining earnings, if any, for use in our operations. The declaration and payment of dividends in the future, of which there can be no assurance, will be determined by the board of directors in light of conditions then existing, including earnings, financial condition, capital requirements and other factors. The Nevada Revised Statutes prohibit us from declaring dividends where, if after giving effect to the distribution of the dividend:

•   We would not be able to pay our debts as they become due in the usual course of business; or

•   Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Except as set forth above, there are no restrictions that currently materially limit our ability to pay dividends or which we reasonably believe are likely to limit materially the future payment of dividends on common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

We have an active stock option plan that provides shares for option grants to employees, directors and others.  A total of 120,000,000 shares of our common stock have been reserved for award under the stock option plan, of which 119,800,000 were available for future issuance as of January 12, 2010.  Options granted under our option plan generally vest over five years or as otherwise determined by the Board of Directors, have exercise prices equal to the fair market value of the common stock on the date of grant, and expire no later than ten years after the date of grant.

We did not grant any stock options in fiscal year ended December 31, 2007. On December 31, 2007, we cancelled 7,230,000 options with an exercise price of $0.01 each which were returned by the holders.  As all options were fully vested, no additional expense was recorded and no consideration was paid to the holders.

On September 12, 2008, we granted options to four directors to purchase up to 200,000 shares of our common stock at an exercise price of $1.00 each. The options vest over a 5 year period resulting in 40,000 shares vesting annually starting from September 12, 2009.

            A summary of employee stock option information for the period ended September 30, 2009 and for the years ended   December 31, 2008 and 2007 is as follows:

	Number of Options	Weighted average exercise price
Options outstanding and exercisable at December 31, 2006	7,230,000	$0.01
Options cancelled	(7,230,000)	0.01
Options outstanding at December 31, 2007	-
Options granted	200,000	1.00
Options outstanding at December 31, 2008	200,000	1.00
Options cancelled(1)	(50,000)	1.00
Options outstanding at September 30, 2009	150,000	1.00

Exercisable at September 30, 2009	30,000	1.00

(1) The 50,000 options granted to Frank Fabio, our former Chief Financial Officer, in 2008 were cancelled following Mr. Fabio’s resignation on January 9, 2009.

All stock options outstanding at December 31, 2008, were granted on the same date, have the same exercise price, term and grant date fair value of $0.73.

Transfer Agent

The transfer agent of our common stock is Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona 85251.

Penny Stock

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Our stock is currently a “penny stock.” Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules.

 Rule 144

Of the 63,075,122 shares of our common stock issued and outstanding as of January 12, 2010 a total of 54,881,800 shares (inclusive of the 32,639,800 shares beneficially owned by 1420525 Alberta Ltd.) are deemed “restricted securities,” within the meaning of Rule 144. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

In general, subject to the satisfaction of certain conditions, Rule 144 permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least six months to sell such shares without regard to any of the volume limitations set forth in Rule 144. This provision may already apply with respect to the shares issued in connection with the Private Placement, assuming that at such time the relevant criteria of Rule 144 is satisfied by both the Selling Stockholders owning the restricted shares and ourselves.

Under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater. This provision currently may apply to the shares owned by 1420525 Alberta Ltd. According, if all of the conditions of Rule 144 to be satisfied by both 1420525 Alberta Ltd. and us at the time of any proposed sale, are satisfied, then 1420525 Alberta Ltd. may sell pursuant to Rule 144, based on the issued and outstanding shares of our common stock as of December 16, 2009, approximately every three months.

            The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

 MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a small independent oil and gas production company with a focus on participation in producing and the re-development/recompletion of oil and gas wells. We pursue oil and gas prospects in partnership with oil and gas companies with exploration, development and production expertise.  Currently, our interests consist of non-operating, minority working interests.  Our prospect areas consist of land in La Salle County, Lee County, Fayette County and Frio County, Texas. The leases for these properties are maintained and operated by our partners Leexus Oil LLC and Bayshore Exploration LLC; there are no obligations to further explore or develop lands in the lease areas to maintain the leases. We are not aware of any relationships or affiliations between or among any of our shareholders, leasehold partners and the lease operators.

Incorporated under the laws of the State of Nevada on 1983, we have an authorized capital of 200,000,000 shares of $0.00001 par value common stock, of which 63,075,122 shares are outstanding as of the date of this prospectus and 10,000,000 shares of $0.0001 par value preferred stock, of which none are outstanding.

From 2002 until September 2008, through our wholly-owned subsidiary Email Solutions, Inc., we served as an Application Service Provider (“ASP”) providing reliable, real time, high volume outsourced email and search engine optimization services. Due to the limited success of our ASP business, management decided that it was in the best interest of our stockholders to abandon the Application Service Provider business and focus on identifying undervalued oil and gas opportunities for acquisition, development and exploration. The assets and liabilities, the results of operations and cash flows related to the ASP business were not classified as discontinued operations as the amounts were not significant.

                The following table sets forth a summary of our current oil and gas interests:

Well	Location	Interest

Cooke #6	LaSalle County Texas	21.75% working interest (16.135% net revenue interest)
Stahl #1	Fayette County, Texas	20.00% working interest (15% net revenue interest)
Onnie Ray #1	Lee County, Texas	20.00% working interest (15% net revenue interest)
Haile #1	Frio County, Texas	20.00% working interest (15% net revenue interest)
Pearce #1	Frio County, Texas	20.00% working interest (15% net revenue interest)

 Capitalized costs associated with oil and gas properties as of September 30, 2009 can be summarized as follows:

	Acquisition Costs	Exploration Costs	Development Costs	Total
Cooke #6	$ 181,535	$ -	$ -	$ 181,535
Onnie Ray #1	14,800	7,060	57,706	79,566
Haile #1	16,086	75,011		91,097
Stahl #1	15,200	7,000	35,141	57,341
Pearce #1	6,978	11,200	47,556	65,734
	$ 234,599	$ 100,271	$ 140,403	$ 475,273

Impairment of oil properties				(426,169)

Oil and gas properties, net				$ 49,104

            We plan to grow our business by acquiring minority, non-operating, working interests in both currently producing wells and also by participating in workover and/or re-entry projects on previously producing proved assets or wells.  These assets will be pursued to offset the natural decline in our current production as well as provide growth in our asset portfolio over time.  Assets for acquisition are identified through our operators, managements’ contacts in the industry as well as through the Petroleum Listing Service (“PLS”). Assets are evaluated by management as well as by third party independent consulting engineers and geologists, having experience in the geographical areas in which the prospects are located, engaged by us on an as needed basis.  The industry professionals utilized by us are independent contractors and are compensated as such utilizing finders fee agreements and consulting agreements.

Since inception, we have funded our operations primarily from private placements of our common stock and debt issuances. We have recently incurred net operating losses and operating cash flow deficits.  We may continue to incur losses from operations and operating cash flow deficits in the future.

Critical Accounting Policies

Preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. However, the accounting principles used by the Company generally do not change the Company’s reported cash flows or liquidity. Generally, accounting rules do not involve a selection among alternatives, but involve a selection of the appropriate policies for applying the basic principles. Interpretation of the existing rules must be done and judgments made on how the specifics of a given rule apply to the Company.

The more significant reporting areas impacted by management’s judgments and estimates are crude oil and natural gas reserve estimation, impairment of assets, and oil and gas sales revenue accruals. Management’s judgments and estimates in these areas are based on information available from both internal and external sources, including engineers, geologists, consultants and historical experience in similar matters. Actual results could differ from the estimates as additional information becomes known. The oil and gas sales revenue accrual is particularly subject to estimates due to the Company’s status as a non-operator on all of its properties. Production information obtained from well operators is substantially delayed. This causes the estimation of recent production, used in the oil and gas revenue accrual, to be subject to some variations.

Full Cost Method of Accounting

We have elected to utilize the full cost method of accounting for our oil and gas activities. In accordance with the full cost method of accounting, all costs associated with the exploration, development and acquisition of oil and natural gas properties, including salaries, benefits and other internal costs directly attributable to these activities are capitalized.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves once proved reserves are determined to exist.  We have not yet obtained reserve reports because of our recent acquisition of  oil and gas properties and because these properties recently began producing.  Management is assessing geographic and production data to determine the need for reserves studies.  At September 30, 2009, there were no capitalized costs subject to amortization.

Oil and gas properties without estimated proved reserves are not amortized until proved reserves associated with the properties can be determined or until impairment occurs. The cost of these properties is assessed quarterly, on a property-by-property basis, to determine whether the properties are recorded at the lower of cost or fair market value.  In determining whether such costs should be impaired, we evaluate historical experience, current drilling results, lease expiration dates, current oil and gas industry conditions, international economic conditions, capital availability, and available geological and geophysical information.  As a result of this analysis and lack of proved reserves, we recorded an impairment loss of $332,725 for the nine month period ended September 30, 2009.  The impairment is similar to amortization and therefore is not added to the costs of properties being amortized.

Sales of oil and gas properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.  We have not sold any properties as of September 30, 2009.

Full Cost Ceiling Test

At the end of each quarterly reporting period, the unamortized costs of oil and gas properties are subject to a “ceiling test” which basically limits capitalized costs to the sum of the estimated future net revenues from proved reserves, discounted at 10% per annum to present value, based on current economic and operating conditions, adjusted for related income tax effects.

Oil and Gas Revenues

We recognize oil and gas revenues when oil and gas production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectability of the revenue is probable. Delivery occurs and title is transferred when production has been delivered to a purchaser’s pipeline or truck. As a result of the numerous requirements necessary to gather information from purchasers or various measurement locations, calculate volumes produced, perform field and wellhead allocations and distribute and disburse funds to various working interest partners and royalty owners, the collection of revenues from oil and gas production may take up to 45 days following the month of production. Therefore, we may make accruals for revenues and accounts receivable based on estimates of our share of production. Since the settlement process may take 30 to 60 days following the month of actual production, our financial results may include estimates of production and revenues for the related time period. We will record any differences between the actual amounts ultimately received and the original estimates in the period they become finalized.

Asset Retirement Obligation

The Company accounts for its future asset retirement obligations by recording the fair value of the liability during the period in which it was incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The increase in carrying value of a property associated with the capitalization of an asset retirement cost is included in proved oil and gas properties in the consolidated balance sheets. The Company’s asset retirement obligation consists of costs related to the plugging of wells, removal of facilities and equipment and site restoration on its oil and gas properties and gathering assets. The asset retirement liability is allocated to operating expense using a systematic and rational method.

The Company does not have material asset retirement obligations as of September 30, 2009.

Nine Month Periods Ended September 30, 2009 and 2008

Due to our recent entry into the oil and gas industry, we do not have comparable results for the quarters ended September 30, 2009 and 2008. To provide a more meaningful review of our operations, we have compared the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 where year over year information is not meaningful. The following table summarizes our oil and gas sales activity since entering the industry:

	Sales*		Average Sales Price*
Quarter Ended	Oil (bbl)	Natural Gas (mcf)	Oil (bbl)	Natural Gas (mcf)
9/30/2009	134.4	366.1	$ 60.59	$ 5.96
6/30/2009	210.0	507.8	$ 49.37	$ 5.03
3/31/2009	302.7	780.2	$ 34.60	$ 4.77
12/31/2008	72.6	701.4	$ 55.43	$ 7.41
9/30/2008	41.3	45.2	$ 101.13	$ 8.20

* Quantities have been adjusted for immaterial variances in previous periods due to the use of estimates when the previous reports were prepared.

Revenue

Oil and gas revenue was $8,783, $13,842 and $14,784 for the three-month periods ended September 30, 2009, June 30, 2009 and March 31, 2009, respectively. Oil revenue has declined during fiscal year 2009 due primarily to a decrease in production from 302.7, to 210.0 and to 134.4 for the three-month periods ended and March 31, 2009, June 30, 2009 and September 30, 2009, respectively, representing a decline of 92.7 and 75.6 barrels or 31% and 36%.  The reduced production volume was partially offset by an increase in revenue per barrel from $34.60, to $49.37 and to $60.59 per barrel for the three-month periods ended March 31, 2009, June 30, 2009 and September 30, 2009, respectively, representing an increase of $14.77 and $11.22 per barrel or 43% and 23%.  Natural gas revenue has declined during fiscal year 2009 due primarily to a decrease in production from 780.2, to 507.8 and to 366.1 mcf’s for the three-month periods ended March 31, 2009, June 30, 2009 and September 30, 2009, respectively, representing a decline of 272.4 and 141.7 or 35% and 28%.  The reduced production volume was partially offset by an increase in revenue per mcf from $4.77 to $5.03 and to $5.96 for the three-month periods ended March 31, 2009, June 30, 2009 and September 30, 2009, respectively, representing an increase of $0.26 and $0.93 per mcf or 5% and 18%.

Oil and Gas Production and Operating Costs

Oil and gas production and operating costs were $10,296, $10,375 and $14,703 for the three-month periods ended September 30, 2009, June 30, 2009 and March 31, 2009, respectively. Operating costs were flat for the three-month period September 30, 2009 compared to the three-month period ended June 30, 2009. As the wells move into a steady state of production, production and operating costs are anticipated to be flat with the exception of seasonality and periodic well treatments. Operating costs declined $4,328 or 29% for the three-month period June 30, 2009 compared to the three-month-period ended March 31, 2009 which was due to fewer chemical and hot oil treatments needed.

General and Administrative Expenses

General and administrative expenses were $84,480 and $63,964 for the three-month periods ended September 30, 2009 and 2008, respectively, for an increase of $20,516 or 32%. The change is comprised of a $22,724 increase in accounting expenses due to outsourcing accounting services after closing corporate headquarters in August 2008; $9,090 decrease in legal fees due to completing the private placement in July 2008; $12,700 increase in director fees and stock compensation expense due to increasing the compensation package payable to officers and directors effective September 2008; and a $5,818 decrease in investor relations and travel and entertainment expenses since completing the private placement in July 2008.

 General and administrative expenses were $235,541 and $95,850 for the nine-month period ended September 30, 2009 and 2008, respectively, for an increase of $139,961 or 146%. The change is comprised of a $46,211 increase in accounting expenses due to outsourcing accounting services after closing corporate headquarters in August 2008; $27,056 increase in audit and tax expenses as the Company transitioned from an Application Service Provider to an oil and gas company; $64,217 increase in director fees and stock compensation expense due to increasing the compensation package payable to officers and directors effective September 2008; $12,675 increase in legal expenses due to increases in services related to SEC filings; and a $10,468 decrease in consulting services and travel and entertainment expenses since completing the private placement in July 2008.

Oil & Gas Property Impairment Expense

We recognized an impairment on oil and gas properties of $87,304 and $53,800 during the three-month periods ended September 30, 2009 and September 2008, respectively, representing an increase of $33,504 or 62%. The impairment is a result of management’s quarterly review of lower of cost or fair market value assessment and lack of proved reserves. The increase is due to primarily to shutting-in the Haile #1 well in September 2009.

We recognized an impairment on oil and gas properties of $332,725 and $53,800 during the nine-month periods ended September 30, 2009 and September 2008, respectively, representing an increase of $278,925 or 518%. The impairment is a result of management’s quarterly review of lower of cost or fair market value assessment and lack of proved reserves. The increase is due to lowering anticipated production volumes for the remaining life of the wells as the wells develop a production history.

Change in Fair Value of Warrant Liability

During 2009, we began to account for the Series A and the Series B Warrants as derivatives.  We determined that our Series A and Series B warrants contained a Dilutive Issuance provision. As a result, we reclassified a total of 12,900,000 warrants from equity to a noncurrent warrant liability and recorded a cumulative effect of change in accounting principle adjustment that reduced our accumulated deficit as of January 1, 2009 by $1,624,513.

We measure the fair value of the warrant liability in accordance with ASC 820 Fair Value Measurement and Disclosure which emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). At the end of each reporting period, we revalue the warrant liability using a Black-Scholes model (Level 3 inputs). We recognized non-operating income in the amount of $1,548,394, $820,222 and $234,517 for the three-month periods ended September 30, 2009, June 30, 2009 and March 31, 2009, respectively, which represents a decrease in our warrant liability.  Potential future increases or decreases in our stock price may result in gains or losses being recognized in our statement of operations in future periods. This situation may occur as our stock price is one of the factors that is used in the Black-Scholes model for the warrant liability.

Fiscal Years Ended December 31, 2008 and 2007

Results of Operations

The following table summarizes oil and gas sales activity for the Company’s share of well operations:

	For Years Ended December 31,
	2008	2007
Production Data:
Oil (bbl)	114.9	-
Natural gas (mcf)	746.6	-

Average Sales Price:
Oil (per bbl)	$71.35	-
Natural gas (per mcf)	$7.46	-

Revenues

Oil and gas sales were $13,770 in fiscal 2008 compared to $0 in fiscal 2007 due to the acquisition of minority working interest in oil and gas properties in September and October 2008.

Costs and Expenses

Oil and gas production expense were $9,080 in fiscal year 2008 compared to $0 in fiscal year 2007 as we entered into the oil & gas industry in September 2008.

General and administrative expenses (“G&A”) were $190,693 in fiscal year 2008 and $27,610 in fiscal year 2007 for an increase of $163,083.  The change is primarily comprised of a $57,325 increase in legal and filing fees primarily due to the private placement in July 2008; an increase of $19,360 in stock option compensation expense as the Company issued its first stock option in several years, $14,520 of this total related to options granted to directors; an increase of $33,000 in fees paid to directors from $1,500 in fiscal year 2007 to $35,500 in fiscal year 2008 due to a change in director fee policy; an increase of $16,143 in contract accounting expense due to closing the Canadian office and an increase of $16,381 in audit fees.

Impairment of oil and gas properties was $93,444 in fiscal year 2008 and $0 in fiscal year 2007.  The impairment is a result of management’s review of capitalized costs compared to estimated fair market value.

Liquidity and Capital Resources

We had cash and cash equivalents of $2,470,056 and $2,734,591 as of September 30, 2009 and December 31, 2008, respectively. The Company has financed its operations from cash on hand during the nine-month period ended September 30, 2009.

The accompanying financial statements have been prepared assuming we will continue as a going concern. We incurred cumulative losses of $3,670,648 through September 30, 2009. Additionally, we have expended a significant amount of cash acquiring working interests in oil and gas properties and operating as a public entity. We expect to continue to incur losses from business operations in the future. Management previously believed the Company’s cash and cash equivalent balances, anticipated cash flows from operations and other external sources of credit would be sufficient to meet its cash requirements through March 2010. Currently, management believes that the Company’s cash and cash equivalent balances, anticipated cash flows from operations and other external sources of credit will be sufficient to meet its cash requirements through March 2011. Our prospects after March 2011 will depend in large part on our ability to successfully raise capital from external sources to pay for planned expenditures and to fund operations.

Due to the "start up" nature of the Company's businesses, the Company expects to incur losses as it expands. The Company expects to raise additional funds through private or public equity investment in order to expand the range and scope of its business operations. The Company will seek access to private or public equity but there is no assurance that such additional funds will be available for the Company to finance its operations on acceptable terms, if at all.

At this time, we have no agreements or understandings with any third party regarding any financings.

Moreover, the trading price of our shares of common stock and a downturn in the United States stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our shares of common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

Related Party Transactions

Executive Management: For the three and nine-month periods ended September 30, 2009, the Company incurred $7,500 (2008: $2,500) and $22,500 (2008: $2,500) in fees paid to Derek Cooper the President, Chief Executive Officer and Chief Financial Officer of the Company. In addition, the Company recorded $3,864 (2008: $691) and $12,160 ($691) as stock compensation expense during the three and nine-month periods ended September 30, 2009.

Director Fees: For the three and nine-month periods ended September 30, 2009, the Company incurred $6,000 (2008: $7,000) and $18,435 (2008: $8,500) in board fees for directors of the Company,

other than Derek Cooper. In addition, the Company recorded $7,601 (2008: $2,075) and $24,887 (2008: $2,075) as stock compensation expense during the three and nine-month periods ended September 30, 2009.

Accounts Payable – Related Party: As of September 1, 2008, we settled all amounts owed to a former director and majority shareholder, amounting to $24,811, outstanding for management fees (the balance was forgiven for no consideration). The amount outstanding was recorded as an increase to additional paid-in capital.   As of December 31, 2008 and 2007 accounts payable to related parties were $12,077 and $23,812, respectively.

Rent: Until August 31, 2008, our administrative office was located at 1628 West 1st Avenue, Suite 216, Vancouver, British Columbia, Canada, V6J 1G1.  This premise is owned by a private corporation controlled by a former director and majority shareholder. We paid rent of $6,663 and $7,812 for the years ended December 31, 2008 and 2007, respectively.  Effective September 1, 2008, the Company closed its administrative office in Vancouver, British Columbia, Canada, terminating all of its employees. There were no severance arrangements with any of the terminated employees.

On December 31, 2007, 40,000,000 common shares owned by Mr. Harmel S. Rayat, a director and major shareholder of the Company, originally subscribed for at $0.0033 each were returned to us for cancellation and for no consideration. Mr. Harmel S. Rayat was one of our officers and directors until September 12, 2008 and our majority stockholder until September 9, 2008.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

Variables and Trends

We have very limited history with respect to our acquisition and development of oil and gas properties.  In the event we are able to obtain the necessary financing to move forward with our business plan, we expect our expenses to increase significantly as we grow our business.  Accordingly, the comparison of the financial data for the periods presented may not be a meaningful indicator of our future performance and must be considered in light of these circumstances.

Off Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Recent Accounting Pronouncements

On June 29, 2009, the Financial Accounting Standards Board (FASB) issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162 .  This statement modifies the Generally Accepted Accounting Principles (“GAAP”) hierarchy by establishing only two levels of GAAP, authoritative and nonauthoritative accounting literature to be applied by nongovernmental entities in the preparation of financial statements.  Effective July 1, 2009, the FASB Accounting Standards Codification (ASC), also known collectively as the “Codification,” is considered the single source of authoritative U.S. accounting and reporting standards, except for additional authoritative rules and interpretive releases issued by the SEC.  Nonauthoritative guidance and literature would include, among other things, FASB Concepts Statements, American Institute of Certified Public Accountants Issue Papers and Technical Practice Aids and accounting textbooks. The Codification was developed to organize GAAP pronouncements by topic so that users can more easily access authoritative accounting guidance.  It is organized by topic, subtopic, section, and paragraph, each of which is identified by a numerical designation.  SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009, for most entities.  The Company adopted the provisions of SFAS No. 168 as required; all references to GAAP have been updated and replaced with ASC references.

In February 2008, the FASB issued guidance on fair value measurement and disclosure.  This guidance is now part of ASC 820, Fair Value Measurements and Disclosure , (formerly FASB Staff Position (FSP) No. 157-1 and FSP No. 157-2), which excludes ASC 840,  Accounting for Leases  from the scope. The Company was required to adopt this new guidance on January 1, 2009, the beginning of its fiscal year, as related to nonfinancial assets and liabilities, which did not have an impact on the consolidated financial statements.

The Company adopted guidance which is now part of ASC 815-40, Contracts in Entity’s Own Equity, (formerly Emerging Issues Task Force (EITF) 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock ”) effective January 1, 2009.  The adoption of this new guidance had a material effect on the financial position and results of operations as further explained in Note 5 under the subsection “Warrants”.

In December 2007, the FASB issued guidance which is now part of ASC 810-10-65-1, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of Accounting Research Bulletin No. 51 ” (formerly Statement of Financial Accounting Standards (SFAS) 160,  Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 ). This guidance establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. The new guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company adopted this guidance on January 1, 2009, the beginning of its fiscal year 2009, which had no impact on the consolidated financial statements.

In December 2007, the FASB issued guidance which is now part of ASC 808-10, Collaborative Arrangements , (formerly EITF Issue 07-1, “Accounting for Collaborative Arrangements Related to the Development and Commercialization of Intellectual Property”). This new guidance defines collaborative arrangements and establishes presentation and disclosure requirements for transactions within a collaborative arrangement (both with third parties and between participants in the arrangement). The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2008. The guidance requires retrospective application to all collaborative arrangements existing as of the effective date, unless retrospective application is impracticable.  The impracticability evaluation and exception should be performed on an arrangement-by-arrangement basis. The Company adopted this new guidance effective January 1, 2009, which had no effect on its financial statements.

In April 2008, the FASB issued revised guidance on determining the useful life of intangible assets.  The revised guidance, which is now part of ASC 350-30, General Intangibles Other than Goodwill (formerly FASB FSP No. 142-3, Determination of the Useful Life of Intangible Asset)  amends the factors that an entity should consider in determining the useful life of a recognized intangible asset to include the entity’s historical experience in renewing or extending similar arrangements, whether or not the arrangements have explicit renewal or extension provisions.  Previously, an entity was precluded from using its own assumptions about renewal or extension of an arrangement where there was likely to be substantial cost or modifications.  Entities without their own historical experience should consider the assumptions market participants would use about renewal or extension. The revised guidance may result in the useful life of an entity’s intangible asset differing from the period of expected cash flows that was used to measure the fair value of the underlying asset using the market participant’s perceived value.  Disclosure to provide information on an entity’s intent and/or ability to renew or extend the arrangement is also required.  This new guidance was effective for financial statement issued for fiscal years beginning after December 15, 2008, and interim periods with those fiscal years.  Early adoption is prohibited.  The adoption of this statement had no material impact on the financial position, results of operations, or cash flows.

In June 2008, the FASB issued new guidance on determining whether instruments granted in share-based payment transactions are participating securities (formerly known as Staff Position EITF 03-06-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”). The new guidance is now part of ASC 260, Earnings per Share , and provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.  The new guidance was effective for fiscal years beginning after December 15, 2008. The Company’s implementation of this new guidance had no impact on its consolidated financial statements.

On April 9, 2009, the FASB issued new guidance, which is now part of the ASC as listed below, relating to fair value accounting, impairment of securities, and disclosures.  This guidance is effective for interim and annual periods ending after June 15, 2009.  The adoption did not have a material impact on the consolidated financial statements.

•    ASC 820-10, Fair Value Measurements and Disclosures (formerly FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That are Not Orderly ”);

•  ASC 320-10, Investments – Debt and Equity Securities (formerly FSP FAS 115-2, “Recognition and Presentation of Other-Than-Temporary Impairments”); and

• ASC 825-10, Financial Instruments (formerly FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Statements”) .

On May 28, 2009, the FASB issued new guidance for accounting for subsequent events.  The new guidance, which is now part of ASC 855, Subsequent Events (formerly, SFAS No. 165, Subsequent Events ) is consistent with existing auditing standards in defining subsequent events as events or transactions that occur after the balance sheet date but before the financial statements are issued or are available to be issued, but it also requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The new guidance defines two types of subsequent events: “recognized subsequent events” and “non-recognized subsequent events.” Recognized subsequent events provide additional evidence about conditions that existed at the balance sheet date and must be reflected in the company’s financial statements.  Non-recognized subsequent events provide evidence about conditions that arose after the balance sheet date and are not reflected in the financial statements of a company.  Certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading.  The new guidance was effective on a prospective basis for interim or annual periods ending after June 15, 2009.  The Company adopted the provisions of SFAS 165 as required. The Company has evaluated subsequent events for the period from September 30, 2009, the date of these financial statements, to the date these financial statements are being filed with the Securities Exchange Commission (“SEC”), which is November 12, 2009. There were no events or transactions occurring during this subsequent event reporting period which require recognition in the financial statements.

On December 31, 2008, the SEC issued release 33-8995 “Modernization of Oil and Gas

Reporting” that amends oil and gas reporting requirements. The revised rules change the way oil and gas companies report their reserves in their financial statements. The rules are intended to reflect changes in the oil and gas industry since the original disclosures were adopted in 1978. Definitions were updated to be consistent with Petroleum Resource Management System. Other key revisions include a change in pricing used to prepare reserve estimates, the inclusion of non-traditional resources in reserves, the allowance for use of new technologies in determining reserves, optional disclosure of probable and possible reserves and significant new disclosures. The revised rules will be effective for the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2009. The SEC is precluding application of the new rules in quarterly reports prior to the first annual report in which the revised disclosures are required and early adoption is not permitted.

In September 2009, the FASB issued its proposed updates to oil and gas accounting rules to align the oil and gas reserve estimation and disclosure requirements of Extractive Industries—Oil and Gas (ASC Topic 932) with the requirements in the SEC’s final rule discussed above. The public comment period for the FASB’s proposed updates ended October 15, 2009; however, no final guidance has been issued by the FASB. The Company is evaluating the potential impact of any updates to the oil and gas accounting rules and will comply with any new accounting and disclosure requirements once they become effective. The Company does not anticipate that these changes will have a material impact on its consolidated financial statements as the Company has no reserves.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this prospectus or any supplement hereto. We have not authorized anyone to provide you with different information. If anyone provides you with different information you should not rely on it. We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the date of delivery of this prospectus or any supplement hereto, or the sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since that date.   Our obligation to update the information is subject the application of certain rules and regulations promulgated under the Federal and State securities laws addressing a company’s obligation to update.

Overview

                We are a small independent energy company engaged in the acquisition and development of crude oil and natural gas interests in the United States.  We pursue oil and gas prospects in partnership with oil and gas companies with exploration, development and production expertise.  We currently have interests in producing properties in La Salle County, Fayette County and Frio County, Texas.

            The leases for these properties are maintained and operated by our partners Leexus Oil LLC and Bayshore Exploration LLC; there are no obligations to further explore or develop lands in the lease areas to maintain the leases.  The operators of the leases are not affiliated with Entheos or any of its directors or major shareholders. We are not aware of any relationships or affiliations between or among any of our leasehold partners and the lease operators.

                From 2002 until September 2008, through our wholly-owned subsidiary Email Solutions, Inc., the Company served as an Application Service Provider (“ASP”) providing outsourced email and search engine optimization services. Due to the limited success of our ASP business, management decided that it was in the best interest of our stockholders to abandon the Application Service Provider business and focus on identifying undervalued oil and gas opportunities for acquisition, development and exploration. The assets and liabilities, the results of operations and cash flows related to the ASP business were not classified as discontinued operations as the amounts were not significant.

            We plan to grow our business by acquiring minority, non-operating, working interests in both currently producing wells and also by participating in workover and/or re-entry projects on previously producing proved assets or wells.  These assets will be pursued to offset the natural decline in our current production as well as provide growth in our asset portfolio over time.  Assets for acquisition will be identified through our operators, managements’ contacts in the industry as well as through the PLS. Assets will be evaluated by management as well as by third party independent consulting engineers and geologists, having experience in the geographical areas in which the prospects are located, engaged by us on an as needed basis.  The industry professionals to be utilized by us will be contractors and will be compensated as such utilizing finders fee agreements and consulting agreements.

Properties

In September 2008, we acquired a 21.75% working interest (16.3125% net revenue interest) in the Cooke #6 well located at the Cooke Ranch field in La Salle County, Texas which has been producing oil and gas from the Escondido formation since 2007.  In September 2008, we also acquired a 20.00% working interest (15.00% net revenue interest) in Onnie Ray #1 Well in Lee County, Texas and the Stahl #1 Well in Fayette County, Texas which were subsequently re-entered and are producing gas from the Austin Chalk formation and a 20.00% working interest (15.00% net revenue interest) in the Haile #1 Well in Frio County, Texas which is currently scheduled for re-entry operations.

On October 31, 2008 we acquired a 20.00% working interest (15.00% net revenue interest) in Pearce #1 Well in Frio County, Texas. Our properties do currently contain proved oil and gas reserves. The following table summarizes our capitalized costs relating to our properties:

	September 30,	December 31,
	2009	2008	Change
Acquisition costs	$ 234,599	$ 234,599	$ -
Exploration costs	100,271	82,875	17,396
Development costs	140,403	124,554	15,849
	475,273	442,028	33,245

Impairment of oil properties	(426,169)	(93,444)	(332,725)

Oil and gas properties, net	$ 49,104	$ 348,584	$ (299,480)

The following table sets forth a summary of our current gross wells:

Well	Location	Interest

Cooke #6	LaSalle County Texas	21.75% working interest (16.135% net revenue interest)
Stahl #1	Fayette County, Texas	20.00% working interest (15% net revenue interest)
Onnie Ray #1	Lee County, Texas	20.00% working interest (15% net revenue interest)
Haile #1	Frio County, Texas	20.00% working interest (15% net revenue interest)
Pearce #1	Frio County, Texas	20.00% working interest (15% net revenue interest)

Capitalized costs associated with oil and gas properties as of September 30, 2009 can be summarized as follows:

	Acquisition Costs	Exploration Costs	Development Costs	Total
Cooke #6	$ 181,535	$ -	$ -	$ 181,535
Onnie Ray #1	14,800	7,060	57,706	79,566
Haile #1	16,086	75,011		91,097
Stahl #1	15,200	7,000	35,141	57,341
Pearce #1	6,978	11,200	47,556	65,734
	$ 234,599	$ 100,271	$ 140,403	$ 475,273

Impairment of oil properties				(426,169)

Oil and gas properties, net				$ 49,104

                We are not affiliated with any of the operators of the properties in which we have an interest; nor are we affiliated with any other entities which may have working interests in the wells.  Currently, we are generating revenues as a result of our working interests.

 Exploratory and Development Wells Drilled

We did not participate in the drilling of any wells during the last three fiscal years.

We are not obligated to provide quantities of oil or gas in the future under existing contracts or agreements.  We have not filed any reports containing oil or gas reserve estimates with any federal or foreign governmental authority or agency within the past 12 months.

Strategy

            We plan to grow our business by acquiring minority, non-operating, working interests in both currently producing wells and also by participating in workover and/or re-entry projects on previously producing proved assets or wells.  These assets will be pursued to offset the natural decline in our current production as well as provide growth in our asset portfolio over time.  Assets for acquisition will be identified through our operators, managements’ contacts in the industry as well as through the PLS. Assets will be evaluated by management as well as by third party independent consulting engineers and geologists, having experience in the geographical areas in which the prospects are located, engaged by us on an as needed basis.  The industry professionals to be utilized by us will be contractors and will be compensated as such utilizing finders fee agreements and consulting agreements.

Governmental Regulations

Our operations are affected from time to time in varying degrees by political developments and U.S. federal, state, and local laws and regulations.  In particular, natural gas and crude oil production and related operations are, or have been, subject to price controls, taxes and other laws and regulations relating to the industry.  Failure to comply with such laws and regulations can result in substantial penalties.  The regulatory burden on the industry increases our cost of doing business and affects our profitability. Although we believe we are in substantial compliance with all applicable laws and regulations, such laws and regulations are frequently amended or reinterpreted so we are unable to predict the future cost or impact of complying with such laws and regulations.

Environmental Matters

Our natural gas and crude oil exploration, development and production operations are subject to stringent U.S. federal, state and local laws governing the discharge of materials into the environment or otherwise relating to environmental protection.  Numerous governmental agencies, such as the U.S. Environmental Protection Agency (“EPA”), issue regulations to implement and enforce such laws, and compliance is often difficult and costly.  Failure to comply may result in substantial costs and expenses, including possible civil and criminal penalties. These laws and regulations may:

•         require the acquisition of a permit before drilling commences;

•         restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with drilling, production and processing activities;

•          limit or prohibit drilling activities on certain lands lying within wilderness, wetlands, frontier and other protected areas;

•         require remedial action to prevent pollution from former operations such as plugging abandoned wells; and

•         impose substantial liabilities for pollution resulting from operations.

In addition, these laws, rules and regulations may restrict the rate of natural gas and crude oil production below the rate that would otherwise exist.  The regulatory burden on the industry increases the cost of doing business and consequently affects our profitability.  Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly waste handling, disposal or clean-up requirements could adversely affect our financial position, results of operations and cash flows.  While we believe that we are in substantial compliance with current applicable environmental laws and regulations, and we have not experienced any materially adverse effect from compliance with these environmental requirements, we cannot assure you that this will continue in the future.

The U.S. Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), also known as the “Superfund” law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered to be responsible for the release of a “hazardous substance” into the environment.  These persons include the present or past owners or operators of the disposal sites where the release occurred and the companies that transported or arranged for the disposal of the hazardous substances at the site where the release occurred.  Under CERCLA, such persons may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies.  It is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damages allegedly caused by the release of hazardous substances or other pollutants into the environment.  Furthermore, although petroleum, including natural gas and crude oil, is exempt from CERCLA, at least two courts have ruled that certain wastes associated with the production of crude oil may be classified as “hazardous substances” under CERCLA and thus such wastes may become subject to liability and regulation under CERCLA.  State initiatives to further regulate the disposal of crude oil and natural gas wastes are also pending in certain states, and these various initiatives could have adverse impacts on us.

Stricter standards in environmental legislation may be imposed on the industry in the future.  For instance, legislation has been proposed in the U.S. Congress from time to time that would reclassify certain exploration and production wastes as “hazardous wastes” and make the reclassified wastes subject to more stringent handling, disposal and clean-up restrictions.  Compliance with environmental requirements generally could have a materially adverse effect upon our financial position, results of operations and cash flows.  Although we have not experienced any materially adverse effect from compliance with environmental requirements, we cannot assure you that this will continue in the future.

The U.S. Federal Water Pollution Control Act (“FWPCA”) imposes restrictions and strict controls regarding the discharge of produced waters and other petroleum wastes into navigable waters.  Permits must be obtained to discharge pollutants into state and federal waters.  The FWPCA and analogous state laws provide for civil, criminal and administrative penalties for any unauthorized discharges of crude oil and other hazardous substances in reportable quantities and may impose substantial potential liability for the costs of removal, remediation and damages.  Federal effluent limitations guidelines prohibit the discharge of produced water and sand, and some other substances related to the natural gas and crude oil industry, into coastal waters.  Although the costs to comply with zero discharge mandated under federal or state law may be significant, the entire industry will experience similar costs and we believe that these costs will not have a materially adverse impact on our financial condition and results of operations.  Some oil and gas exploration and production facilities are required to obtain permits for their storm water discharges.  Costs may be incurred in connection with treatment of wastewater or developing storm water pollution prevention plans.

The U.S. Resource Conservation and Recovery Act (“RCRA”), generally does not regulate most wastes generated by the exploration and production of natural gas and crude oil.  RCRA specifically excludes from the definition of   hazardous waste “drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.”  However, these wastes may be regulated by the EPA or state agencies as solid waste.  Moreover, ordinary industrial wastes, such as paint wastes, waste solvents, laboratory wastes and waste compressor oils, are regulated as hazardous wastes.  Although the costs of managing solid hazardous waste may be significant, we do not expect to experience more burdensome costs than would be borne by similarly situated companies in the industry.

In addition, the U.S. Oil Pollution Act (“OPA”) requires owners and operators of facilities that could be the source of an oil spill into “waters of the United States,” a term defined to include rivers, creeks, wetlands and coastal waters, to adopt and implement plans and procedures to prevent any spill of oil into any waters of the United States.  OPA also requires affected facility owners and operators to demonstrate that they have at least $35 million in financial resources to pay for the costs of cleaning up an oil spill and compensating any parties damaged by an oil spill.  Substantial civil and criminal fines and penalties can be imposed for violations of OPA and other environmental statutes.

Competition

Competition in the oil and gas industry is extreme.  We compete with major oil companies, large and small independents, and individuals for the acquisition of leases and properties.  Most competitors have financial and other resources which substantially exceed ours.  Resources of our competitors may allow them to pay more for desirable leases and to evaluate, bid for and purchase a greater number of properties or prospects than us.  Our ability to replace and expand our reserves is dependent on our ability to select and acquire producing properties and prospects for future drilling.

Employees

We currently have no full-time employees.  All of our activities are conducted through contracting geologists, engineers, operators and other oil and gas professionals.

Non Oil and Gas Properties

On September 10, 2008 we entered into a one year operating lease agreement with a non-affiliate for our corporate office, located at 888 3rd Street SW, Suite 1000, Calgary, AB   Canada T2P 5C5.  The monthly rent is $315 CDN.

Legal Proceedings

We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities incur in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our financial position, results of operations or cash flow at this time. Furthermore, we do not believe that there are any proceedings to which any of our directors, officers, or affiliates, any owner of record of the beneficially or more than five percent of our common stock, or any associate of any such director, officer, affiliate, or security holder is a party adverse or has a material interest adverse to us.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names of all of our current directors and executive officers. We have a Board of Directors comprised of three members. Executive officers serve at the discretion of the Board of Directors and are appointed by the Board of Directors. Each director holds office until a successor is duly elected or appointed.  Officers are elected annually by the Board of Directors and serve at the discretion of the board.

Also provided herein are brief descriptions of the business experience of each of the directors and officers during the past five years, and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities law.

As of the date of this prospectus, the members of our Board of Directors and our executive officers were as follows:

Name	Age	Position	Director / Officer Since

Derek J. Cooper	31	President, Chief Executive Officer, Chief Financial Officer, and Director	September 2008

Jeet Sidhu	37	Director	September 2008

Christian Hudson	43	Director	September 2008

Biographical Information

Derek J. Cooper

Mr. Cooper earned his Bachelor of Science degree in Physics in 2001 and his Bachelor of Applied Science in Geological Engineering in 2005, both at the University of British Columbia. From January

2003 through September 2003, Mr. Derek Cooper joined Syncrude Canada Ltd., the world's largest producer of crude oil from oil sands.  While completing his Applied Sciences degree, from June 2004 thru September 2004, Mr. Cooper undertook and completed a near-term engineering-exploration contract with Stealth Minerals Ltd.  From 2005 to March 2008, Mr. Cooper worked at Elk Valley Coal, the world's second largest producer of metallurgical coal, as a Planning Engineer. In April 2008, Mr. Cooper joined TransAlta Utilities, as an Intermediate Engineer in the Fuel Supply Group where he performs life-of-mine planning, costing, and capital equipment selection as well as scoping/feasibility projects. Mr. Cooper joined the Company as Director on September 12, 2008. Mr. Cooper also serves as a director and officer of International Energy, Inc.

Jeet Sidhu

Mr. Sidhu graduated from the British Columbia Institute of Technology with a Diploma in Corporate Finance in 1995. From 2002 to 2008, Mr. Sidhu was Vice-President of Montgomery Asset Management Corporation, a privately held firm providing financial and management consulting services to emerging growth corporations.  From 2008, Mr. Sidhu has worked as consultant providing services to various companies.

Christian Hudson

Mr. Hudson earned a Bachelor of Arts degree in Economics from the University of California, Santa Barbara in 1987 and also earned a Masters in Business Administration from Columbia University in 1991.  From 2002 to 2008, Mr. Hudson served as Chief Information Officer at Swiss American Securities Inc., member of the Credit Suisse Group.  Mr. Hudson is currently pursuing entrepreneurial opportunities within Financial Services and Real Estate markets.

Recent Management Changes

During the past year we have experienced several changes in our management and Board of Directors.

Effective on September 12, 2008, each of Messrs. Harmel S. Rayat and Timothy N. Luu resigned from the Company’s Board of Directors and as an officer of the Company in order to pursue other interests and not as a result of any disagreement between the individuals and the Company.

Effective September 12, 2008, the Board of Directors appointed Mr. Derek Cooper to serve as the Company’s President and Chief Executive Officer.

Effective September 12, 2008, the Board of Directors appointed Mr. Jeet Sidhu to serve as a director of the Company, and to serve as such until the next annual meeting of the Company’s shareholders and until his successor shall have been duly elected and qualified.

Effective September 12, 2008, the Board of Directors appointed Mr. Christian Hudson to serve as a director of the Company, and to serve as such until the next annual meeting of the Company’s shareholders and until his successor shall have been duly elected and qualified.

Effective September 12, 2008, Mr. Frank Fabio was appointed our Chief Financial Officer; Mr. Fabio resigned on January 9, 2009.

The directors are elected to one-year terms.  Each director holds office until the expiration of the director’s term, until the director’s successor has been duly elected and qualified or until the earlier of such director’s resignation, removal or death.  Our board of directors does not have an audit or any other committee. The officers serve at the pleasure of the Board of Directors.

Directors’ and Officers’ Liability Insurance

We do not currently maintain directors and officers liability insurance coverage. We are currently reviewing insurance policies and anticipate obtaining coverage for our board of directors and officers.

Family Relationships and Other Matters

There are no family relationships between any of our directors, executive officers and other key personnel.

Legal Proceedings

During the past five years, none of our directors, executive officers, promoters or control persons has been:

•         the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•         convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•         subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•         found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Director Independence

We are not listed on a US securities exchange and, therefore, not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. However, at this time, after considering all of the relevant facts and circumstances our Board of Directors has determined that each of Messrs. Sidhu and Hudson are independent from the Company’s management and qualify as “independent directors” under the standards of independence under the applicable National Association of Securities Dealers (“NASD”) listing standards.  This means that, in the judgment of the Board of Directors, none of those directors (1) is an officer or employee of the Company or its subsidiaries or (2) has any direct or indirect relationship with the Company that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director. As a result, the Company has a majority of independent directors as required by the NASD listing standards. Upon our listing on any national securities exchange or any inter-dealer quotation system, we will elect such independent directors as is necessary under the rules of any such securities exchange.

Board Committees and Corporate Governance

Audit Committee

The Board does not currently have a standing Audit Committee.  The full Board performs the principal functions of the Audit Committee.  The full Board monitors the Company's financial reporting process and internal control system and appoints the Company's independent registered public accounting firm.

Compensation Committee

The Board does not currently have a standing Compensation Committee.  The full Board establishes overall compensation policies for the Company and reviews recommendations submitted by the Company’s management.

Nominating Committee

The Board does not currently have a standing Nominating Committee.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that establishes the standards of ethical conduct applicable to all directors, officers and employees of our company. The code addresses, among other things, conflicts of interest, compliance with disclosure controls and procedures and internal control over financial reporting, corporate opportunities and confidentiality requirements. We have also adopted Corporate Governance Guidelines applicable to our Board of Directors.

EXECUTIVE COMPENSATION

No executive officer of the Company had a total annual salary and bonus for the fiscal year ended December 31, 2009 that exceeded $45,000.

                Because of our limited operations we have not paid any executive officer any compensation during the fiscal years 2008 and 2009.  We have paid a certain director also acting as an officer a monthly stipend of $2,500.

                As our business operations expand we anticipate that we will need to provide compensation on a competitive basis with other oil and gas companies of comparable size and scope in order to retain our existing officers and to attract additional qualified personnel.  We cannot provide any assurance that we will be able to do so.   Please also refer to “Compensation of Directors” below.

Summary Compensation Table

Name and Principal Position	Year	Salary	Other	Options Awards	Total

Derek Cooper (2)	2009	$0	$30,000(2)	$14,474(2)	$44,474
President, CEO, Chief Financial	2008	0	10,000	4,840	14,840
Officer and Director

Harmel S. Rayat (1)	2009	$0	$0	$0	$0
Former President, CEO,	2008	$0	$0	$0	$0
Chief Financial Officer and Director

Tim Luu (1)	2009	$0	$0	$0	$0
Former Secretary, Treasurer	2008	$0	$0	$0	$0
Chief Technology Officer and Director

(1) Each of Messrs. Rayat and Luu resigned all of their respective positions with the Company on September 12, 2008.

(2) Other compensation represents fees paid Derek Cooper as a Director of the Company. Mr. Cooper currently receives a monthly fee of $2,500.

Outstanding Equity Awards at Fiscal Year End

Shown below is information regarding stock options awards outstanding as of December 31, 2008 to the named executive officers:

Name	Number of Securities Underlying Options (Exercisable)	Number of Securities Underlying Options (Unexercisable)	% of Total Options Granted to Employees in 2008	Exercise Price ($/sh)	Expiration Date
Derek J. Cooper (2)	0	50,000	25%	$1.00	9/12/2018
Frank Fabio(2)	0	50,000	25%	1.00	9/12/2018
Harmel Rayat(1)	0	0	0	n/a	n/a
Tim Luu (1)	0	0	0	n/a	n/a

       (1)         Resigned as an officer and director on September 12, 2008.

       (2)         On September 12, 2008, we granted stock options to purchase up to a total of 50,000 shares of common stock to each Mr. Cooper and Mr. Fabio.  Each of the stock options has an exercise price of $1.00 per share; the closing price of our common stock on September 12, 2008 was $0.75 per share.  Each option vests in five equal annual installments of 10,000 options commencing on September 12, 2009, and annually thereafter. Under the terms of the stock option agreements, the agreements will terminate and there will be no further vesting of options effective as of the date that the executive ceases to be an officer.  The fair value of each stock option was $0.73 at the time of grant, for a total of $72,673.  The fair value was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:  expected volatility of 195.38%, risk-free interest rate of 2.97%, expected life of 5 years, and a 0% dividend yield.  We recognized $2,766 as management fees during the three months ended September 30, 2008 related to these stock option grants. None of the options granted to Mr. Fabio had vested at the time of his resignation as our Chief Financial Officer.

Compensation of Directors

Our Board of Directors determines directors’ compensation for serving on the Board and its committees. In establishing director compensation, the Board is guided by the following goals.

•         Compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required on behalf of a company of the size and scope of Entheos Technologies, Inc.;

•         Compensation should align the directors’ interests with the long-term interests of stockholders; and

•         Compensation should assist with attracting and retaining qualified directors.

Although we compensate non-employee directors, in December 2008, Mr. Hudson agreed to waive payment of his monthly fees, effective January 1, 2009, and Mr. Sidhu agreed to waive payment of his fees commencing October 1, 2009. However, each director continues to be entitled to be reimbursed for reasonable and necessary expenses incurred on our behalf. During the nine months ended September 30, 2009 and the years ended December 31, 2008 and 2007, $12,435, $25,000, and $1,500 respectively was paid to directors for services rendered.

Mr. Cooper continues to be compensated as a non employee director at a rate of $2,500 per month Mr. Cooper has also agreed to act as our Chief Executive Officer and President, as well as our Chief Financial Officer, without any additional compensation.  Mr. Cooper does not devote his full time and attention to our affairs; the Company does not have any agreement with Mr. Cooper regarding his service as an officer. We have, and anticipate that we will continue to conduct our business largely through consultants which we will engage on an as needed basis.

On September 12, 2008, the Company granted stock options to purchase up to a total of 50,000 shares of common stock to each of Messrs. Cooper, Sidhu, Hudson and Fabio.  Each of the stock options has an exercise price of $1.00 per share; the closing price of the Company’s common stock on September 12, 2008 was $0.75 per share.  Each option vests in five equal annual installments of 10,000 options commencing on September 12, 2009, and annually thereafter. Under the terms of the stock option agreements, the agreements will terminate and there will be no further vesting of options effective as of the date that the board member ceases to be a director of the Company.  The fair value of each stock option was $0.73 at the time of grant, for a total of $145,346.  The fair value was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:  expected volatility of 195.38%, risk-free interest rate of 2.97%, expected life of 5 years, and a 0% dividend yield.  The Company recognized $2,766 as management fees during the three months ended September 30, 2008 related to these stock option grants.

Mr. Fabio’s options were cancelled as a result of his resignation on January 9, 2009. None of the options granted Mr. Fabio had vested at the time of his resignation as our Chief Financial Officer.

The table below outlines director compensation for the fiscal year ended December 31, 2008.

Name	Fees earned or paid in cash ($) (1)	Stock awards ($)	Option awards ($)(2)		Non-equity incentive plan compensation($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Jeet Sidhu	$8,000	$0	$4,840	(3)	$0	$0	$0	$12,840
Christian Hudson	$8,000	$0	$4,840	(3)	$0	$0	$0	$12,840

(1) The amounts in this column represent the monthly cash meeting fee earned by or paid to the Company's directors for service during the fiscal year ended December 31, 2008.  Directors received between $2,500 and $1,500 monthly cash compensation.

(2) This column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with Accounting Standards and Codification (ASC) 718,  Compensation – Stock Compensation , (formerly Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment,") for stock option awards. For information regarding significant factors, assumptions and methodologies used in determining the fair value of the Company's stock options, (refer to the footnotes to the Financial Statements appearing elsewhere in this Prospectus) .

(3) On September 12, 2008 the Company granted a stock option to purchase 50,000 shares of common stock to each Mr. Sidhu and Mr. Hudson at an exercise price of $1.00 per share.  Under the terms of the stock option agreements, the agreements will terminate and there will be no further vesting of options effective as of the date that the director ceases to be a director.  Of each 50,000 grant, the first 10,000 stock options vested on September 12, 2009 and then 10,000 stock options will vest every year thereafter. The fair value of each 50,000 stock option grant was $36,337, estimated using the Black-Scholes Option Pricing Model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 195.38%, risk-free interest rates of 2.970%, and expected lives of 5 years.

Employment Contracts and Change in Control Arrangements

We have no employees as of the date of this prospectus.  On September 12, 2008, we agreed to pay Mr. Cooper, an independent contractor, a monthly fee of $2,500 to serve as a member of our Board of Directors and to serve as our President and Chief Executive Officer. There is no written agreement between us and Mr. Cooper regarding this arrangement.  In addition, Mr. Cooper was granted 50,000 options vesting evenly over a five year period on the issuance anniversary date.  On January 9, 2009, Derek J. Cooper was named the Chief Financial Officer after the resignation of Frank Fabio.  Mr. Cooper currently does not devote his full time and attention to the Company’s affairs; the Company does not have any agreement with Mr. Cooper regarding his agreement to serve as an officer. He is, in fact, an independent contractor, and not an employee.  We have, and anticipate that we will continue to conduct our business largely through consultants which we will engage on an as needed basis.

We do not have any change-of-control or severance agreements with any of its executive officers or directors. In the event of the termination of employment of the Named Executive Officers any and all unexercised stock options shall expire and no longer be exercisable after a specified time following the date of the termination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of January 12, 2010 by each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of our common stock; our directors; our named executive officers; and our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person's address is c/o our principal office address (unless otherwise indicated) at 888 3rd   Street, Suite 1000, Calgary, Alberta, T2P 5C5.

Person or Group	Number of Shares of Common Stock		Percent

Derek Cooper	10,000	(1)(2)(3)	0.0%
888 3rd Street SW, Suite 1000
Calgary, AB T2P 5C5

Christian Hudson	10,000	(1)(2)	0.0%
888 3rd Street SW, Suite 1000
Calgary, AB T2P 5C5

Jeet Sidhu	10,000	(1)(2)	0.0%
888 3rd Street SW, Suite 1000
Calgary, AB T2P 5C5

Frank Fabio	0	(1)(4)	0.0%
888 3rd Street SW, Suite 1000
Calgary, AB T2P 5C5

1420525 Alberta Ltd. (5)	32,639,800		52%
1628 West 1st Avenue, Suite 216
Vancouver, BC V6J 1G1

Directors and Executive Officers as a group (3 persons)	30,000		0.0%

(1) 200,000 stock options (50,000 to each of Messrs. Cooper, Hudson, Fabio and Sidhu) were granted on September 12, 2008; the exercise price per share is $1.00; the options vest at the rate of 10,000 per annum in arrears commencing September 12, 2009.

(2) Each of Messrs. Cooper, Hudson and Sidhu were appointed to the Company’s Board of Directors on September 12, 2008.

(3) Mr. Cooper was appointed the Company’s Chief Executive Officer and President on September 12, 2008.

(4) Mr. Fabio was appointed the Company’s Chief Financial Officer and Secretary on September 12, 2008 and resigned on January 9, 2009. Under the terms of his Option Agreement the unvested options terminated immediately. None of Mr. Fabio’s options had vested.

(5) 1420525 Alberta Ltd. is a private corporation the sole shareholder of which is Harmel S. Rayat; Mr. Rayat was our former Chief Executive Officer, Chief Financial Officer, Secretary and director. Mr. Rayat resigned from his positions with us on September 12, 2008.Does not include 3,000,000 shares held in separate trust for the benefit of each Mr. Rayat’s two children over which Mr. Rayat has neither voting nor disposition authority; Mr. Rayat disclaims any beneficially ownership interest in and to such shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Executive Management: For the three and nine-month periods ended September 30, 2009, the Company incurred $7,500 (2008: $2,500) and $22,500 (2008:  $2,500) in fees paid to Derek Cooper the President, Chief Executive Officer and Chief Financial Officer of the Company. In addition, the Company recorded $3,864 (2008: $691) and $12,160 (2008: $691) as stock compensation expense (refer to the footnotes to the Financial Statements appearing elsewhere in this Prospectus) during the three and nine-month periods ended September 30, 2009.

Director Fees: For the three and nine month periods ended September 30, 2009, the Company incurred $6,000 (2008: $7,000) and $18,435 ($8,500) in board fees for directors of the Company, other than Derek Cooper. In addition, the Company recorded $7,601 (2008: $2,075) and $24,887 (2008: $2,075) as stock compensation expense (refer to the footnotes to the Financial Statements appearing elsewhere in this Prospectus) during the three and nine-month periods ended September 30, 2009.

Accounts Payable – Related Party: As of September 1, 2008, we settled all amounts owed to former director and majority shareholder, amounting to $24,811, outstanding for management fees (the balance was forgiven for no consideration). The amount outstanding was recorded as an increase to additional paid-in capital.  As of December 31, 2008 and 2007 accounts payable to related parties were $12,077 and $23,812 respectively.

Rent: Until August 31, 2008, our administrative office was located at 1628 West 1st Avenue, Suite 216, Vancouver, British Columbia, Canada, V6J 1G1.  This premise is owned by a private corporation controlled by a former director and majority shareholder.  We paid rent of $6,663 and $7,812 for the years ended December 31, 2008 and 2007, respectively.  Effective September 1, 2008, we closed our administrative office in Vancouver, British Columbia, Canada, terminated all employees. There were no severance arrangements with any of the terminated employees.

On December 31, 2007, 40,000,000 common shares owned by Mr. Harmel S. Rayat, a director and major shareholder of the Company, originally subscribed for at $0.0033 each were returned to the Company for cancellation and for no consideration.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

                In connection with the Private Placement, 50,000 units were issued to Mr. Joseph Sierchio in satisfaction of legal fees in the amount of $25,000. Mr. Sierchio is a member of Sierchio & Company, LLP, which provides legal services to us on an as requested basis. Sierchio & Company, LLP commenced providing legal services to us upon the dissolution of Sierchio Greco & Greco, LLP in 2007. Mr. Sierchio was a member of Sierchio Greco & Greco, LLP. Sierchio Greco & Greco, LLP provided, and Sierchio & Company, LLP continues to provide, legal services, on an as requested basis, to companies with whom Mr. Harmel Rayat, our former President and Chief Executive Officer, director and controlling stockholder, was affiliated with as an officer, director or continues to be affiliated with on the basis of his equity ownership in such companies.

            Until September 12, 2008 Mr. Harmel S. Rayat served as our President, Chief Executive Officer, Chief Financial Officer and as one of our directors, without compensation.

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 200,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock having a par value of $0.0001 per share.

As of January 12, 2010, a total of 63,075,122 shares of our common stock were issued and outstanding; no shares of preferred stock were issued and outstanding. All of the outstanding and issued capital stock is, and will be, fully paid and non-assessable.

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

 Preferred Stock

Our Articles of Incorporation vests our Board of Directors with authority to divide the preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Nevada and the Articles of Incorporation.

Holders of the preferred stock are entitled to one vote for each share held of record. Holders of the preferred stock vote with holders of the common stock as one class. There are no shares of preferred stock issued and outstanding.

Warrants

There are currently 6,450,000 Series A Warrants issued and outstanding. Each Series A Warrant gives its holder the right to purchase one share of common stock for $0.60. The term of the Series A Warrants has been extended from January 28, 2010 to July 28, 2010.

There are currently 6,450,000 Series B Warrants issued and outstanding. Each Series B Warrant gives its holder the right to purchase one share of common stock for $0.75. The term of the Series B Warrants has been extended from July 28, 2010 to January 28, 2011.

Options

As of September 30, 2009, 150,000 stock options were outstanding under our stock option plan and 119,800,000 shares were available for future grants under our Plan. Holders of options do not have any of the rights or privileges of our stockholders, including voting rights, prior to exercise of the options. The number of shares of common stock for which these options are exercisable and the exercise price of these options are subject to proportional adjustment for stock splits and similar changes affecting our common stock. We have reserved sufficient shares of authorized common stock to cover the issuance of common stock subject to the options.

Registration Rights

Except for the registration rights with respect to the shares registered pursuant to the Registration Statement of which this Prospectus is part, we have not granted any registration rights to any person.

Shares Eligible For Future Sale

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Sale of Restricted Shares

Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

At the date of this prospectus, we have outstanding 63,075,122 shares of common stock. Of these shares, approximately 8,193,322 are freely tradable by persons other than our affiliates, without restriction under the Securities Act; and 54,881,800 shares (inclusive of the 6,450,000 shares registered pursuant to the registration statement of which this prospectus is part) are restricted securities within the meaning of Rule 144 under the Securities Act and may not be sold unless an exemption from the registration requirements of the Securities Act is available (including Rule 144). As of September 30, 2009, a total of 32,639,800 (approximately 52% of the issued and outstanding) shares were held by 1420525 Alberta Ltd., a private corporation the sole shareholder of which is Mr. Harmel S. Rayat, our former chief executive and chief financial officer and director; the shares owned by 1420525 Alberta Ltd may only be sold publicly pursuant to Rule 144 to the extent available.

Rule 144

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008, and will apply to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Sales under Rule 144 by Affiliates

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

(a) 1% of the number of shares of common stock then outstanding, which will equal 630,751 shares as of the date of this Prospectus; or

(b)  If the common stock is listed on a national securities exchange or on The NASDAQ Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 by Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144.  We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between 6 months and one year.  After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144.  The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.  The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

             •          The issuer of the securities that was formerly a shell company has ceased to be a  shell company;

             •          The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

             •          The  issuer of the securities has filed all Exchange Act reports and material  required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

             •          At least one year has elapsed from the time that the issuer filed current Form 10  type information with the SEC reflecting its status as an entity that is not a shell company.

As we are not a shell company, our restricted shares will be able to be resold pursuant to Rule 144 as described above after we become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

SELLING STOCKHOLDERS

The following table presents information regarding the Selling Stockholders.  The percentage of outstanding shares beneficially owned is based on 63,075,122 shares of common stock issued and outstanding on January 12, 2010. Information with respect to beneficial ownership is based upon information provided to us by the Selling Stockholders. Except as may be otherwise described below, to the best of our knowledge, the named Selling Stockholder beneficially owns and has sole voting and investment authority as to all of the shares set forth opposite his name, none of the Selling Stockholders are known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the Selling Stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.

Name of Selling Stockholders (1)	Maximum No of Shares Issuable Upon Exercise of the Series A and Series B Warrants(2)	No. of Shares Beneficially Owned Prior to the Offering Pursuant to this Prospectus (2)(3)		Approximate Percentage of Issued and Outstanding Shares Beneficially Owned Prior to the Offering(3)	Maximum Number of Shares Registered and To Be Sold In This Offering (4)	Number Of Shares To Be Beneficially Owned After The Offering	Approximate Percentage of Shares To Be Owned After the Offering
Sharon L. Hebgin(5)	600,000	900,000		1.40%	900,000	0	0%
Barry Honig(6)	6,200,000	3,147,448	(6)	4.90%	9,300,000	0	0%
Herdev S. Rayat(7)	1,200,000	3,147,448	(7)	4.90%	1,800,000	2,244,800	3.60%
Jasvir S. Rayat(8)	4,800,000	3,147,448	(8)	4.90%	7,200,000	0	0%
Joseph Sierchio(9)	100,000	150,000		* %	150,000	0	0%

Total	12,900,000	10,492,344		16.10%	19,350,000	2,244,800	3.60%

* Less than 1.00%.

(1) To the best of our knowledge, based solely upon information provided to us by the Selling Stockholders, the Selling Stockholders have not had a short position in our common stock; is not a broker-dealer or an affiliate of a broker-dealer (a broker-dealer may be a record holder); has not held any position or office, or has had any material relationship with us or any of our affiliates within the past three years based solely upon information provided to us by the Selling Stockholders. The Selling Stockholders and any broker-dealers or agents that are involved in selling these shares are deemed to be underwriters within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

(3) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(3) Under the terms of the Series A Warrants and the Series B Warrants a holder shall not have the right to exercise any portion of the Series A Warrants or the Series B Warrants to the extent that after giving effect to such exercise the holder (together with the holder’s affiliates, and any other person or entity acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.9% of the Company’s issued and outstanding stock (the “Initial Beneficial Ownership Limitation”). The number of shares reflected in this column as being beneficially owned by the Selling Stockholder represent the maximum number of shares that could be owned by such Selling Stockholder subject to the Initial Beneficial Ownership Limitation based upon the number of shares of common stock actually outstanding January 12, 2010.    However,  the Selling Stockholder, upon not less than 61 days’ prior notice (the “Change in Beneficial Ownership Limitation Notice”) to the Company, may increase or decrease the Initial Beneficial Ownership Limitation provided that the Beneficial Ownership Limitation in no event may be increased so as to exceed 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Warrant by the such Selling Stockholder ( the “Maximum Beneficial Ownership Percentage”) notwithstanding delivery of any  Change in Beneficial Ownership Limitation Notice, the Initial Beneficial Ownership Limitation shall continue to apply until the 61st day after such notice is delivered to the Company and no further waivers can be effected by the holder of the Warrant.   Moreover, notwithstanding the Initial Beneficial Ownership Limitation and the Maximum Beneficial Ownership Percentage it is possible for the holders of the Warrants to first sell a portion of his shares then exercise the Warrants in part to replenish such sold shares and then continue to repeat the sale and exercise process until all of such holder’s Warrants have been exercised without ever having exceeded either the Initial Beneficial Ownership Limitation and the Maximum Beneficial Ownership Percentage, as the case may be.

(4) Represents the number of shares purchased in the Private Placement plus the maximum number of shares issuable upon exercise of the Series A Warrants and the Series B Warrants.

(5)  Ms. Hegbin’s ownership consists of 300,000 shares of common stock (without giving effect to any shares which she may purchase pursuant to the Series A Warrants or the Series B Warrants); Subject to the Initial Beneficial Ownership Limitation precluding exercise thereof if it would result in the holder owning more than 4.9% (currently 3,147,448) of the Company’s issued and outstanding shares, Ms. Hegbin may purchase up to 300,000 shares issuable upon exercise of the Series A Warrants and up to 300,000 shares issuable upon exercise of the Series B Warrants for an aggregate of 600,000 shares. Please refer to footnote numbers 2 and 3 above.

All of these securities were purchased in the Private Placement. The shares underlying the warrants represent a portion of the shares registered for resale under the registration statement of which this Prospectus is part.

(6)  Mr. Honig’s ownership consists of  3,100,000 shares of common stock (without giving effect to any shares which he may purchase pursuant to the Series A Warrants or the Series B Warrants); subject to the Initial Beneficial Ownership Limitation precluding exercise thereof if it would result in the holder owning more than 4.9% (currently 3,147,448) of the Company’s issued and outstanding shares Mr. Honig may purchase up to an additional 47,448 pursuant to the Series A Warrant and Series B Warrant. However should Mr. Honig provide us with a Change in Beneficial Ownership Limitation Notice he may increase the Initial Beneficial Ownership Limitation to the Maximum Beneficial Ownership Percentage.  This would permit Mr. Honig to purchase up to an additional 3,096,989 shares pursuant to the Series A Warrant and Series B Warrants.  Notwithstanding the Initial Beneficial Ownership Limitation and the Maximum Ownership Limitation, you should note that Mr. Honig is not precluded from first selling some of his holdings and then replenishing the shares sold through a partial exercise of his Warrants. By continually repeating such a pattern of selling and exercising, Mr. Honig could sell more than the number of aggregate shares represented by the Initial Beneficial Ownership Limitation or the Maximum Beneficial Ownership Percentage as the case may be, without ever actually beneficially owning more shares than represented by the Initial Beneficial Ownership Limitation or the Maximum Beneficial Ownership Percentage as the case may be. If Mr. Honig were not subject to the Initial Beneficial Ownership Limitation to the Maximum Beneficial Ownership Percentage, the total number of shares that he would be deemed to be the beneficial owner of would be 9,300,000 shares which is the maximum number of shares registered for resale by Mr. Honig.

All of these securities were purchased in the Private Placement. The shares underlying the warrants represent a portion of the shares registered for resale under the registration statement of which this Prospectus is part.

(7)  Mr. Herdev S. Rayat is the brother of our former Chief Executive Officer, director and controlling stockholder. He owns an aggregate of 2,844,800 shares of our common stock (without giving effect to any shares which he may purchase pursuant to the Series A Warrants or the Series B Warrants) which he acquired as follows:

•         244,800 shares were purchased in open market transactions;

•         2,000,000 shares were purchased from Harmel S. Rayat; and

•         600,000 shares were purchased in the Private Placement.

Mr. Rayat purchased 600,000 shares from us in the Private Placement; Mr. Rayat purchased 1,000,000 shares on each of December 2004 and January 2005 at a price of $1.50 per share from his brother Harmel S. Rayat, who was our former Chief Executive Officer, Chief Financial Officer and director. Mr. Rayat acquired the balance of his shares in open market transactions at varying prices. The shares underlying the warrants represent a portion of the shares registered for resale under the registration statement of which this Prospectus is part.

Subject to the Initial Beneficial Ownership Limitation precluding exercise thereof if it would result in the holder owning more than 4.9% (currently 3,147,448) of the Company’s issued and outstanding shares, Mr. Rayat may purchase up to an additional 302,648 pursuant to the Series A Warrant and Series B Warrant. However should Mr. Rayat provide us with a Change in Beneficial Ownership Limitation Notice he may increase the Initial Beneficial Ownership Limitation to the Maximum Beneficial Ownership Percentage.  This would permit Mr. Rayat to purchase up to an additional 3,399,637 shares pursuant to the Series A Warrant and Series B Warrants.  Notwithstanding the Initial Beneficial Ownership Limitation and the Maximum Ownership Limitation, you should note that Mr. Rayat is not precluded from first selling some of his holdings and then replenishing the shares sold through a partial exercise of his Warrants. By continually repeating such a pattern of selling and exercising, Mr. Rayat could sell more than the number of aggregate shares represented by the Initial Beneficial Ownership Limitation or the Maximum Beneficial Ownership Percentage as the case may be, without ever actually beneficially owning more shares than represented by the Initial Beneficial Ownership Limitation or the Maximum Beneficial Ownership Percentage as the case may be. Please refer to footnote numbers 2 and 3 above. If Mr. Rayat were not subject to the Initial Beneficial Ownership Limitation and to the Maximum Beneficial Ownership Percentage, the total number of shares that he would be deemed to be the beneficial owner of would be 4,044,800 shares of which 1,800,000 is the maximum number of shares registered for resale by Mr. Rayat.

(8) Mr. Jasvir  S. Rayat is the brother of our former Chief Executive Officer, director and controlling stockholder.  He owns an aggregate of 2,400,000 shares of common stock (without giving effect to any shares which he may purchase pursuant to the Series A Warrants or the Series B Warrants); Subject to the Initial Beneficial Ownership Limitation precluding exercise thereof if it would result in the holder owning more than 4.9% of the Company’s issued and outstanding shares (currently 3,147,448), Mr. Rayat may purchase up to an additional 747,448 pursuant to the Series A Warrant and Series B Warrant. However should Mr. Rayat provide us with a Change in Beneficial Ownership Limitation Notice, he  may increase the Initial Beneficial Ownership Limitation to the Maximum Beneficial Ownership Percentage.  This would permit Mr. Rayat to purchase up to an additional 1,652,552 shares pursuant to the Series A Warrant and Series B Warrants.  Notwithstanding the Initial Beneficial Ownership Limitation and the Maximum Ownership Limitation, you should note that Mr. Rayat is not precluded from first selling some of his holdings and then replenishing the shares sold through a partial exercise of his Warrants. By continually repeating such a pattern of selling and exercising, Mr. Rayat could sell more than the number of aggregate shares represented by the Initial Beneficial Ownership Limitation or the Maximum Beneficial Ownership Percentage as the case may be, without ever actually beneficially owning more shares than represented by the Initial Beneficial Ownership Limitation or the Maximum Beneficial Ownership Percentage as the case may be. If Mr. Rayat were not subject to the Initial Beneficial Ownership Limitation to the Maximum Beneficial Ownership Percentage, the total number of shares that he would be deemed to be the beneficial owner of would be 7,200,000 shares which is the maximum number of shares registered for resale by Mr. Rayat.

 All of these securities were purchased in the Private Placement. The shares underlying the warrants represent a portion of the shares registered for resale under the registration statement of which this Prospectus is part.

(9)  Mr. Sierchio’s ownership consists of 50,000 shares of common stock (without giving effect to any shares which he may purchase pursuant to the Series A Warrants or the Series B Warrants); Subject to the Initial Beneficial Ownership Limitation precluding exercise thereof if it would result in the holder owning more than 4.9% of the Company’s issued and outstanding shares  (currently 3,147,448), Mr. Sierchio may purchase up to 50,000 shares issuable upon exercise of the Series A Warrants; and up to 50,000 shares issuable upon exercise of the Series B Warrants.  Please refer to footnote numbers 2 and 3 above. These shares were issued in consideration of legal fees in the amount of $25,000. The shares underlying the warrants represent a portion of the shares registered for resale under the registration statement of which this Prospectus is part.

The Selling Stockholders may offer and sell, from time to time, any or all of our common stock issued to them. Because the Selling Stockholders may offer all or only some portion of the 19,350,000 shares of common stock registered, no exact number can be given as to the amount or percentage of these shares of common stock that will be held by the Selling Stockholders upon termination of the offering. We can only make estimates and assumptions. The number of shares listed in the category entitled “Percentage of Issued and Outstanding Shares Owned After the Offering,” in the table above, represent an estimate of the number of shares of common stock that will be held by the Selling Stockholders after the offering. To arrive at this estimate, we have assumed that the Selling Stockholders will sell all of the shares to be registered pursuant to this offering.   Please refer to “Plan of Distribution.”

Included in the registration of which this Prospectus is part, are 6,450,000 shares of our common stock issuable upon exercise of the Series A Warrants and 6,450,000 shares of our common stock issuable upon exercise of the Series B Warrants.  Although each of the Series A Warrants and Series B Warrants contain provisions limiting the exercise of the Warrants in the event that such exercise would result in the holder of the Warrants beneficially holding more than 4.9% of our then issued and outstanding stock (the “Initial Beneficial Ownership Limitation”), the Initial Beneficial Ownership Limitation may in fact be increased or decreased by the holder of the Warrants by providing us with at least 60 days prior written notice thereof; provided however, that any such change in the Initial Beneficial Ownership Limitation will not become effective until the 61st day following the date of such written notice and that the Initial Beneficial Ownership Limitation may not be increased to more than 9.9% of our then issued and outstanding common stock (the “Maximum Beneficial Ownership Percentage”).

Notwithstanding the Initial Beneficial Ownership Limitation and the Maximum Beneficial Ownership Percentage it is possible for the holders of the Warrants to first sell a portion of his shares then exercise the Warrants in part to replenish such sold shares and then continue to repeat the sale and exercise process until all of such holder’s Warrants have been exercised without ever having exceeded either the Initial Beneficial Ownership Limitation and the Maximum Beneficial Ownership Percentage, as the case may be.

Other than the relationships described in the table and footnotes, none of the Selling Stockholders had or have any material relationship with our company or any of its affiliates within the past three years. None of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer.

We may require the Selling Stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. However, under the terms of the Series A Warrants and Series B Warrants a holder shall not have the right to exercise any portion of the Series A Warrants or the Series B Warrant to the extent that after giving effect to such exercise the holder (together with the holder’s affiliates, and any other person or entity acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.9% of the Company’s issued and outstanding stock. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 12, 2010.  Please refer to “Plan of Distribution.”

On July 28, 2008, the date we consummated the Private Placement there was no trading in our common stock reported on the OTCBB. Trading in our shares was reported on July 10, 2008; on that date the closing share price of our common stock as reported on the OTCBB was $0.75 per share; accordingly, at a per share purchase price of $0.50 per share, reflecting a 33.3% discount to market to the last reported closing price of our stock prior to completing the Private Placement.

Table No. 1 below sets forth the potential profit (based on the discount to market) each Investor could realize, as of July 28, 2008, on the resale of the Unit Shares based on the discounted purchase price:

TABLE NO. 1

Selling Security Holder(1)	Market Price per Share of Common Stock on July 28, 2008	Aggregate Number of Shares Acquired(2)	Aggregate Market Value of Shares(3)	Aggregate Purchase Price of Shares(4)	Amount to be Received by the Company Upon Exercise of the Series A Warrants

Sharon L. Hebgin	$0.75	300,000	$225,000	$150,000	$75,000
Barry Honig	$0.75	3,100,000	$2,325,000	$1,550,000	$775,000
Herdev S. Rayat(5)	$0.75	600,000	$450,000	$300,000	$150,000
Jasvir S. Rayat	$0.75	2,400,000	$1,800,000	$1,200,000	$600,000
Joseph Sierchio(6)	$0.75	50,000	$37,500	$25,000	$12,500

TOTAL		6,450,000	$4,837,500	$3,225,000	$1,612,500

(1) Except as noted, none of the selling shareholders is affiliated, or has a contractual relationship, with us.

(2) As of the date of this prospectus, the Selling Stockholders own all of the shares, Series A Warrants and Series B Warrants set forth opposite each Selling Stockholders name in the foregoing table.

(3) Based upon $0.75 per share, the last reported closing price of our common stock on the OTCBB on July 10, 2008 prior to the completion of the Private Placement.

(4) Based upon the per Unit purchase price of $0.50.

 (5) Mr. Herdev S. Rayat is the brother of our former Chief Executive Officer, director and controlling stockholder, owns an aggregate of 2,844,800 shares of our common stock.  Of these shares 600,000 were purchased in the Private Placement; the balance were purchased either in open market transactions and 2,000,000 shares from Mr. Rayat on each of February 15, 2005 and December 29, 2004 at a price of $1.50 per share.

(6) Mr. Sierchio is a member of Sierchio & Company, LLP, which firm is our legal counsel.

            The shares being offered by the Selling Stockholders were acquired by them in the Private Placement pursuant to which we sold an aggregate of 6,450,000 Units. Each unit consists of one Unit Share, one Series A Warrant and one Series B Warrant.

            Each Unit consisted of one share of our common stock, one Series A Warrant  to purchase a share of common stock at $0.60 per share for a period of 18 months from the date of issuance and one Series B Warrant to purchase a share of common stock at $0.75 per share for a period of 24 months from the date of issuance. Our Board of Directors extended the term of the Series A Warrant to July 28, 2010 and the Series B Warrant to January 28, 2011. The relative fair value of the common stock was estimated to be $1,571,638 and the relative fair value of the Warrants was estimated to be $1,653,362 as determined based on the relative fair value allocation of the proceeds received. The Warrants were valued on the transaction date using the Black-Scholes option pricing model. In connection with the Private Placement, we issued an aggregate of 50,000 Units in payment of legal fees in the amount of $25,000. These Units were otherwise issued on the same terms and conditions as the Units sold in the private placement.

                Pursuant to the Subscription Agreement and the Registration Rights Agreement relating to the Private Placement, the Company and the investor parties made other covenants and representations and warranties regarding matters that are customarily included in financings of this nature. In the event that during the period when the warrants are outstanding, 18 months for Series A warrants and 24 months for Series B warrants, if the Company issues common stock or common stock equivalents at a price per share which is less than the warrant exercise price, $0.60 per share for Series A warrants and $0.75 per share for Series B warrants, then the exercise price for the warrants shall be reduced to equal the share price of the new issuance and the number of warrant shares issuable shall be increased such that the aggregate exercise price payable shall be equal to the aggregate exercise price prior to such adjustment according to the Securities Purchase Agreement (the “Dilutive Issuance”).

Warrants

                Each of the warrants outstanding entitles the holder to purchase one share of our common stock for each warrant share held. No warrants were exercised during the nine months ended September 30, 2009 and the year ended December 31, 2008. A summary of the outstanding warrants as of September 30, 2009 and the assumptions used to determine fair value as of the date of the respective transactions is as follows:

	Series A Warrants	Series B Warrants
Warrants outstanding and exercisable at September 30, 2009	6,450,000	6,450,000
Exercise price	$0.60	$0.75
Fair value on date of grant	$2,495,800	$2,593,247
Black-Scholes option pricing model assumptions:
Risk-free interest rate	2.435%	2.590%
Expected term	1.5 years	2 years
Expected volatility	96.15%	100.76%
Dividend per share	$0	$0
Expiration date	January 28, 2010	July 28, 2010

            The potential of a Dilutive Issuance to the warrants’ exercise price and number of underlying shares of common stock may result in a settlement amount that does not equal the difference between the fair value of a fixed number of our common stock and a fixed exercise price. Accordingly, the warrants are not considered indexed to the Company’s own stock and, therefore, are accounted for as a derivative pursuant to ASC 815-40 Contracts in an Entity’s Own Equity which became effective January 1, 2009.  Upon the adoption of this guidance, we recognized a one-time adjustment to opening accumulated deficit of $1,624,513.

            As of September 30, 2009, and January 12, 2010, respectively, we had not sold any shares of common stock or common stock equivalents that would result in an adjustment to the exercise price or number of shares of common stock underlying the warrants outstanding.  Additionally, we do not intend to sell any shares of common stock or common stock equivalents at a price that is below the exercise price of the warrants, prior to their expiration dates, which would result in an adjustment to the exercise price or number of shares of common stock underlying the warrants.  Since we determined that the future probability of a Dilutive Issuance is deemed unlikely, it did not have a material impact on the fair value estimate of the Series A Warrant or Series B Warrant liability at September 30, 2009.

            We measure the fair value of the warrant liability in accordance with ASC 820 Fair Value Measurement and Disclosure which emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). At September 30, 2009, we valued the warrant liability using a Black-Scholes model (Level 3 inputs) containing the following assumptions:

Black-Scholes model assumptions as of September 30, 2009	Series A Warrants	Series B Warrants
Risk-free interest rate	0.160%	0.290%
Expected term (in years)	0.33	0.83
Expected volatility	3.37%	94.74%
Dividend per share	$0	$0
Expiration date	January 28, 2010	July 28, 2010

                The following table is a roll forward of the fair value of the warrant liability related to the common stock warrants using the Black-Scholes assumptions as of September 30, 2009 (Level 3 inputs):

	Series A Warrants	Series B Warrants	Total
Beginning balance as of January 1, 2009	$ 1,652,779	$ 1,625,096	$ 3,277,875
Change in fair value	(120,806)	(113,711)	(234,517)
Ending balance as of March 31, 2009	1,531,973	1,511,385	3,043,358
Change in fair value	(673,440)	(146,782)	(820,222)
Ending balance as of June 30, 2009	858,533	1,364,603	2,223,136
Change in fair value	(858,533)	(689,861)	(1,548,394)
Ending balance as of September 30, 2009	$ -	$ 674,742	$ 674,742

                A total of 12,900,000 shares of our common stock have been reserved for issuance upon exercise of warrants shares outstanding as of January 12, 2010.

Subject to the foregoing discussion, Table No. 2 below shows the total possible profit (based on the discount to market) as of July 28, 2008 which could be realized as a result of the exercise of Series A Warrants that were acquired and held by the Selling Stockholders or any affiliates of the Selling Stockholders, based on the July 10, 2008 closing price (the last reported sale prior to the July 28, 2008 closing of the Private Placement) of our shares as reported on the OTCBB:

TABLE NO. 2

Selling Security Holder(1)	Market Price per Share of Common Stock on July 10, 2008	Exercise price of Series A Warrants	Aggregate No. of Shares Underlying the Series A Warrants	Market Value of Shares Underlying the Series 7 Warrants (2)	Aggregate Price of Shares Underlying Series A Warrants	Total Possible Gain Based On Discount to Market Price (3)	Amount to be received by the Company Upon Exercise of the Series A Warrants (4)

Sharon L. Hebgin	$0.75	$0.60	300,000	$225,000	$180,000	$45,000	$180,000
Barry Honig	$0.75	$0.60	3,100,000	$2,325,000	$1,860,000	$465,000	$1,860,000
Herdev S. Rayat(5)	$0.75	$0.60	600,000	$450,000	$360,000	$90,000	$360,000
Jasvir S. Rayat	$0.75	$0.60	2,400,000	$1,800,000	$1,440,000	$360,000	$1,440,000
Joseph Sierchio(6)	$0.75	$0.60	50,000	$37,500	$30,000	$7,500	$30,000

TOTAL			6,450,000	$4,837,500	$3,870,000	$967,500	$3,870,000

(1) Except as noted, none of the Selling Stockholders  is affiliated, or has a contractual relationship, with us.

As of the date of this prospectus, the Selling Stockholders own all of the Series A Warrants set forth opposite each Selling Stockholders name in the foregoing table.

(2)  Based upon $0.75 per share, the last reported closing price of our common stock on the OTCBB on July 10, 2008 prior to the completion of the Private Placement.

(3) Based upon $0.75 per share, the last reported closing price of our common stock on the OTCBB on July 10, 2008 prior to the completion of the Private Placement.

(4) We expect to receive the gross exercise proceeds of any exercise of the warrants as there are no additional payments to be made by us in connection with the exercise of the warrants.

 (5) Mr. Herdev S. Rayat is the brother of our former Chief executive officer, director and controlling stockholder, owns an aggregate of 2,844,800 shares of our common stock.  Of these shares 600,000 were purchased in the Private Placement; the balance were purchased either in open market transactions and 2,000,000 shares from Mr. Rayat on each of February 15, 2005 and December 29, 2004 at a price of $1.50 per share.

(6) Mr. Sierchio is a member of Sierchio & Company, LLP, which firm is our counsel.

Subject to the foregoing discussion, Table No. 3 below shows the total possible profit (based on the discount to market) as of July 28, 2008 to be realized as a result of the exercise of Series B Warrants that were acquired and held by the Selling Stockholders or any affiliates of the Selling Stockholders, based on the July 10, 2008 closing price of our shares as reported on the OTCBB.

TABLE NO. 3

Selling Security Holder(1)	Market Price per Share of Common Stock on July 10, 2008	Exercise price of Series B Warrants	Aggregate No. of Shares Underlying the Series B Warrants	Market Value of Shares Underlying the Series B Warrants (2)	Aggregate Price of Shares Underlying Series B Warrants	Total Possible Gain Based On Discount to Market Price (3)	Amount to be received by the Company Upon Exercise of the Series B Warrants(4)

Sharon L. Hebgin	$0.75	$0.75	300,000	$225,000	$225,000	$0.00	$225,000
Barry Honig	$0.75	$0.75	3,100,000	$2,325,000	$2,325,000	$0.00	$2,325,000
Herdev S. Rayat(5)	$0.75	$0.75	600,000	$450,000	$450,000	$0.00	$450,000
Jasvir S. Rayat	$0.75	$0.75	2,400,000	$1,800,000	$1,800,000	$0.00	$1,800,000
Joseph Sierchio(6)	$0.75	$0.75	50,000	$37,500	$37,500	$0.00	$37,500

TOTAL			6,450,000	$4,837,500	$4,837,500	$0.00	$4,837,500

(1) Except as noted, Selling Stockholders is affiliated, or has a contractual relationship, with us.As of the date of this prospectus, the Selling Stockholders own all of the, Series B Warrants set forth opposite each Selling Stockholders name in the foregoing table.

(2) Based upon $0.75 per share, the last reported closing price of our common stock on the OTCBB on July 10, 2008 prior to the completion of the Private Placement.

(3) Based upon $0.75 per share, the last reported closing price of our common stock on the OTCBB on July 10, 2008 prior to the completion of the Private Placement.

(4) We expect to receive the gross exercise proceeds of any exercise of the warrants as there are no additional payments to be made by us in connection with the exercise of the warrants.

(5) Mr. Herdev S. Rayat is the brother of our former Chief Executive Officer, director and controlling stockholder, owns an aggregate of 2,844,800 shares of our common stock.  Of these shares 600,000 were purchased in the Private Placement; the balance were purchased either in open market transactions and 2,000,000 shares from Mr. Rayat on each of February 15, 2005 and December 29, 2004 at a price of $1.50 per share.

(6) Mr. Sierchio is a member of Sierchio & Company, LLP, which firm is our legal counsel.

            Table No. 4 below sets forth as of July 10, 2008, the date of the last reported closing price of our common stock on the OTCBB prior to completing the Private Placement, the combined (i) aggregate market value of the Shares, the Series A Warrant Shares and the Series B Warrant Shares, (ii) the aggregate purchase or exercise price of the Shares, the Series A Shares and the Series B Shares, and (iii) the total possible gain from the resale of the Shares, the Series A Shares and the Series B Shares based on the discount to market as at July 10, 2008.

TABLE NO. 4

Security	No. of Securities	Aggregate Market Value of Shares(1)	Aggregate Purchase or Exercise Price(2)	Total Possible Gain Based On Discount to Market Price	Total Potential Proceeds to the Company(3)

Shares	6,450,000	$4,837,500	$3,225,000	$1,612,500	$3,225,000

Series A Warrant Shares	6,450,000	$4,837,500	$3,870,000	$967,500	$3,870,000

Series B Warrant Shares	6,450,000	$4,837,500	$4,837,500	$0.00	$4,837,500

TOTALS	19,350,000	$14,512,500	$11,932,500	$2,580,000	$11,932,500

(1)   On July 10, 2008 the closing price of our common stock on the OTCBB was $0.75 per share.

(2)  Based on a $0.50 per share purchase price for the Shares and exercise prices of $0.60 and $0.75, respectively, for the Series A Warrants and the Series B Warrants.

(3) We expect to receive the gross exercise proceeds of any exercise of the warrants as there are no additional payments to be made by us in connection with the exercise of the warrants.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Over the Counter Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

•         ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•         block trades in which the broker-dealer will attempt to sell the shares as agent but may position and  resell a portion of the block as principal to facilitate the transaction;

•         purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•         an exchange distribution in accordance with the rules of the applicable exchange;

•         privately negotiated transactions;

•         settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•         broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•         through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•         a combination of any such methods of sale; or

•         any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

 SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been our directors or officers or of our subsidiaries. Our articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for by Sierchio & Company, LLP, 430 Park Avenue, Suite 702, New York, New York. Mr. Joseph Sierchio, a partner of the firm beneficially owns 150,000 shares of our common stock consisting of 50,000 shares, Series A Warrants to purchase up to an additional 50,000 shares at a price of $0.60 per share, and Series B Warrants and to purchase an additional 50,000 shares at a price of $0.75 per share. These securities were issued to Mr. Sierchio in satisfaction of legal fees in the aggregate amount of $25,000.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

EXPERTS

The financial statements for the years ended December 31, 2008 and 2007 included in this prospectus have been audited by Peterson Sullivan LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We file current, quarterly and annual reports with the SEC on forms 8-K, 10-Q and 10-K. Our filings may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

GLOSSARY OF TECHNICAL TERMS USED IN THE PROSPECTUS

The following is a description of the meanings of some of the natural gas and oil industry terms used in this prospectus:

“Completion” refers to the installation of permanent equipment for the production of natural gas or oil.

“BOE” refers to barrels of oil equivalent.

“Development Well or Offset Well” refers to a well drilled in a proved production field or area to extract natural gas or crude oil.

“Gross Wells” refer to the total acres or wells, as the case may be, in which a working interest is owned.

“Exploratory Well” refers to a well drilled for the purpose of discovering new reserves in unproven areas. They are used to extract geological or geophysical information about an area with a view to exploiting untapped reserves. Exploratory Wells are sometimes known as Wildcat Wells.

“Net Revenue Interest” refers to share of production after all burdens, such as royalty and overriding royalty, have been deducted from the working interest. It is the percentage of production that each party actually receives.

“Non-Operating Interest” refers to an interest carved out of the working interest in a tract, which interest is without operating rights.

“Producing Well” refers to a well producing fluids such as gas, oil or water.

“Proved Oil and Gas Reserves”  means the estimated quantities of crude oil, natural gas and natural gas liquids  which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions,  i.e., prices and costs as of the date the estimate is made.  Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test.  The area of a reservoir considered proved includes (a) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (b) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data.  In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.  Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the “proved” classification when successful testing by a pilot project, or the operation of an installed program in the  reservoir, provides support for the engineering analysis on which the project or program was based.  Estimates  of proved  reserves do not include the following:  (a) oil that may become  available from known reservoirs but is classified separately as “indicated additional reserves”;  (b) crude oil, natural gas and natural gas liquids, the  recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics or economic factors;  (c) crude oil,  natural  gas and natural gas liquids that may occur in undrilled prospects; and (d) crude oil, natural gas and natural gas liquids  that may be recovered from oil shales, coal, gilsonite and other such sources.

“Shut-in” means to stop a well from producing any type of fluid.

“Working Interest” refers to the operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and receive a share of production.

“Workover” refers to the repair or stimulation of an existing production well for the purpose of restoring, prolonging or enhancing the production of hydrocarbons.

.

Index

To

FINANCIAL STATEMENTS

Consolidated Balance Sheets as of September 30, 2009 (unaudited) and December 31, 2008	F1

Consolidated Statements of Operations
For the three and nine months ended September 30, 2009 and 2008 (unaudited)	F2

Consolidated Statements of Stockholders’ Equity
For the nine months ended September 30, 2009 (unaudited) and the year ended December 31, 2008	F3

Consolidated Statements of Cash Flows For the nine months ended September 30, 2009 and 2008 (unaudited)	F4

Notes to Consolidated Financial Statements
For the nine months ended September 30, 2009 (unaudited)	F5-F13

Report of Independent Registered Public Accounting Firm	F14

Consolidated Balance Sheets as of December 31, 2008 and 2007	F15

Consolidated Statements of Operations for years ended December 31, 2008 and 2007	F16

Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2008 and 2007	F17

Consolidated Statements of Cash Flows for the years ended December 31, 2008 and 2007	F18

Notes to Consolidated Financial Statements for the year ended December 31, 2008	F19-F29

[

ENTHEOS TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
September 30, 2009 and December 31, 2008

	(Unaudited)
	September 30,	December 31,
(Expressed in U. S. Dollars)	2009	2008

ASSETS
Current assets
Cash and cash equivalents	$2,470,056	$2,734,591
Accounts receivable	5,483	4,252
Prepaid expenses	-	720
Total current assets	2,475,539	2,739,563

Oil and gas properties, using full cost method (Note 4)
Proven properties	384,176	368,282
Unproven properties	91,097	73,746
Accumulated depreciation, depletion and amortization and impairment	(426,169)	(93,444)
Oil and gas properties, net	49,104	348,584

Total assets	$2,524,643	$3,088,147

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$28,611	$50,854
Accounts payable - related parties	-	12,077
Warrant liability (Note 5)	674,742	-
Total liabilities	703,353	62,931

STOCKHOLDERS' EQUITY (Note 5)

Preferred stock: $0.0001 par value: Authorized: 10,000,000 shares
Issued and outstanding: nil	-	-
Common stock: $0.00001 par value; Authorized: 200,000,000 shares
Issued and outstanding: 63,075,122 shares (2008: 63,075,122)	631	631
Additional paid-in capital	5,491,307	7,107,622
Accumulated deficit	(3,670,648)	(4,083,037)

Total stockholders' equity	1,821,290	3,025,216

Total liabilities and stockholders' equity	$2,524,643	$3,088,147

(The accompanying notes are an integral part of these consolidated financial statements)

ENTHEOS TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended September 30, 2009 and 2008
(Unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
(Expressed in U. S. Dollars)	2009	2008	2009	2008

Revenue
Oil and gas sales	$8,783	$-	$37,409	$-

Expenses
Oil and gas production and operating costs	10,296	-	35,374	-
General and administrative expenses	84,480	63,964	235,541	95,850
Impairment of oil and gas properties	87,304	53,800	332,725	53,800
Total operating expenses	182,080	117,764	603,640	149,650

Operating Loss	(173,297)	(117,764)	(566,231)	(149,650)

Other income / (expense)
Interest income	-	5,967	-	6,319
Change in fair value of warrant liability	1,548,394	-	2,603,133	-
	1,548,394	5,967	2,603,133	6,319

Net income (loss) attributable to common stockholders	$1,375,097	$(111,797)	$2,036,902	$(143,331)

Income (loss) per common share - basic and diluted	$0.02	$(0.00)	$0.03	$(0.00)

Weighted average number of shares - basic and diluted	63,075,122	61,112,079	63,075,122	58,131,691

(The accompanying notes are an integral part of these consolidated financial statements)

ENTHEOS TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the nine months ended September 30, 2009 and year ended December 31, 2008
(Unaudited)

					Total
	Common Stock		Additional	Accumulated	Stockholder's
(Expressed in U. S. Dollars)	Shares	Amount	paid-in capital	earnings (deficit)	Equity

Balance, December 31, 2007	56,625,122	$ 566	$ 3,838,516	$ (3,817,888)	$ 21,194

Units issued for cash and legal services
at $0.50 per share in July 2008	6,450,000	65	3,224,935	-	3,225,000

Stock based compensation expense	-	-	19,360	-	19,360

Settlement of related party payables	-	-	24,811	-	24,811

Net loss, year ended December 31, 2008	-	-	-	(265,149)	(265,149)

Balance, December 31, 2008	63,075,122	631	7,107,622	(4,083,037)	3,025,216

Cumulative effect of change in accounting principle	-	-	(1,653,362)	(1,624,513)	(3,277,875)

Stock based compensation expense	-	-	37,047	-	37,047

Net income, nine months ended September 30, 2009	-	-	-	2,036,902	2,036,902

Balance, September 30, 2009	63,075,122	$ 631	$ 5,491,307	$ (3,670,648)	$ 1,821,290

(The accompanying notes are an integral part of these consolidated financial statements)

ENTHEOS TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2009 and 2008
(Unaudited)
	September 30,	September 30,
(Expressed in U. S. Dollars)	2009	2008

Cash flows from operating activities
Net income (loss)	$2,036,902	$(143,331)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Impairment of oil and gas properties	332,725	53,800
Stock-based compensation	37,047	2,766
Stock issued for services	-	25,000
Change in fair value of warrant liability	(2,603,133)	-
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,231)	-
(Increase) decrease in prepaid assets	720	(720)
Increase (decrease) in accounts payable & accrued liabilities including related party	(34,320)	9,342
Net cash flows from operating activities	(231,290)	(53,143)

Cash flows from investing activities
Acquisition of oil and gas properties	(33,245)	(333,365)
Net cash flows from investing activities	(33,245)	(333,365)

Cash flows from financing activities
Proceeds from issuance of common stock, net	-	3,200,000
Net cash provided by financing activities	-	3,200,000

Increase (decrease) in cash and cash equivalents	(264,535)	2,813,492

Cash and cash equivalents, beginning of period	2,734,591	46,306
Cash and cash equivalents, end of period	$2,470,056	$2,859,798

Supplemental disclosure of cash flow information:
Interest paid in cash	$-	$-
Income tax paid in cash	$-	$-
Supplemental schedule of non-cash investing and financing:
Settlement of related party payables	$-	$24,811

(The accompanying notes are an integral part of these consolidated financial statements)

ENTHEOS TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2009

(Unaudited)

(Expressed in U.S. Dollars)

Note 1. Organization and Nature of Operations

Entheos Technologies, Inc. (“the Company”) is a small independent diversified energy company engaged in the acquisition and development of crude oil and natural gas interests in the United States. The Company pursues oil and gas prospects in partnership with oil and gas companies with exploration, development and production expertise. The Company currently has a non-operating, minority working interest in five wells. The Company’s prospect areas consist of land in La Salle County, Lee County, Fayette County and Frio County, Texas. Currently four of the five wells in which the Company has minority working interest are producing. The Company currently does not operate any of the wells in which it has an interest.

Incorporated under the laws of the State of Nevada, the Company has an authorized capital of 200,000,000 shares of $0.00001 par value common stock, of which 63,075,122 shares are outstanding and 10,000,000 shares of $0.0001 par value preferred stock, of which none are outstanding.

From 2002 until September 2008, through its wholly-owned subsidiary Email Solutions, Inc., the Company served as an Application Service Provider (“ASP”) providing outsourced email and search engine optimization services. Due to the limited success of the ASP business, management decided that it was in the best interest to abandon the Application Service Provider business and focus on identifying undervalued oil and gas opportunities for acquisition, development and exploration. The assets and liabilities, the results of operations and cash flows related to the ASP business were not classified as discontinued operations as the amounts were not significant.

The Company has recently incurred net operating losses and operating cash flow deficits. It may continue to incur losses from operations and operating cash flow deficits in the future. Management previously believed the Company’s cash and cash equivalent balances, anticipated cash flows from operations and other external sources of credit would be sufficient to meet its cash requirements through March 2010. Currently, management believes that the Company’s cash and cash equivalent balances, anticipated cash flows from operations and other external sources of credit will be sufficient to meet its cash requirements through March 2011. The future of the Company after March 2011 will depend in large part on its ability to successfully generate cash flows from operations and raise capital from external sources to fund operations.

Note 2. Accounting Policies

Presentation of Interim Information

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (which are of a normal recurring nature) considered necessary for a fair presentation of the financial statements have been included. Operating results for the quarter ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year ended December 31, 2009 or any other interim period. For further information, refer to the consolidated financial statements and notes thereto included in the Company's 2008 Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

Principles of Consolidation

The consolidated financial statements include the accounts of Entheos Technologies, Inc. (a Nevada corporation) and its wholly-owned subsidiary, Email Solutions, Inc. (a Nevada corporation). There are no assets and liabilities in the wholly owned subsidiary. The Company accounts for its undivided interest in oil and gas properties using the proportionate consolidation method, whereby its share of assets, liabilities, revenues and expenses are included in its consolidated financial statements.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Management’s judgments and estimates in these areas are based on information available from both internal and external sources, including engineers, geologists, consultants and historical experience in similar matters. The more significant reporting areas impacted by management’s judgments and estimates are accruals related to oil and gas sales and expenses; estimates of future oil and gas reserves; estimates used in the impairment of oil and gas properties; and the estimated future timing and cost of asset retirement obligations.

Actual results could differ from the estimates as additional information becomes known. The carrying values of oil and gas properties are particularly susceptible to change in the near term. Changes in the future estimated oil and gas reserves or the estimated future cash flows attributable to the reserves that are utilized for impairment analysis could have a significant impact on the future results of operations.

Full Cost Method of Accounting for Oil and Gas Properties

The Company has elected to utilize the full cost method of accounting for its oil and gas activities. In accordance with the full cost method of accounting, all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs and related asset retirement costs, are capitalized.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves once proved reserves are determined to exist. The Company has not yet obtained reserve reports because of its recent acquisition of its oil and gas properties and because these properties recently began producing. Management is assessing geographic and production data to determine the need for reserves studies. At September 30, 2009, there were no capitalized costs subject to amortization.

Oil and gas properties without estimated proved reserves are not amortized until proved reserves associated with the properties can be determined or until impairment occurs. The cost of these properties is assessed quarterly, on a property-by-property basis, to determine whether the properties are recorded at the lower of cost or fair market value. In determining whether such costs should be impaired, the Company evaluates historical experience, current drilling results, lease expiration dates, current oil and gas industry conditions, international economic conditions, capital availability, and available geological and geophysical information. As a result of this analysis and lack of proved reserves, the Company recorded an impairment loss of $332,725 for the nine month period ended September 30, 2009. The impairment is similar to amortization and therefore is not added to the costs of properties being amortized.

Sales of oil and gas properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income. The Company has not sold any properties as of September 30, 2009.

Full Cost Ceiling Test

At the end of each quarterly reporting period, the unamortized costs of oil and gas properties are subject to a “ceiling test” which basically limits capitalized costs to the sum of the estimated future net revenues from proved reserves, discounted at 10% per annum to present value, based on current economic and operating conditions, adjusted for related income tax effects.

Oil and Gas Revenues

The Company recognizes oil and gas revenues when oil and gas production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectability of the revenue is probable. Delivery occurs and title is transferred when production has been delivered to a purchaser’s pipeline or truck. As a result of the numerous requirements necessary to gather information from purchasers or various measurement locations, calculate volumes produced, perform field and wellhead allocations and distribute and disburse funds to various working interest partners and royalty owners, the collection of revenues from oil and gas production may take up to 45 days following the month of production. Therefore, the Company may make accruals for revenues and accounts receivable based on estimates of its share of production. Since the settlement process may take 30 to 60 days following the month of actual production, its financial results may include estimates of production and revenues for the related time period. The Company will record any differences between the actual amounts ultimately received and the original estimates in the period they become finalized.

Asset Retirement Obligation

The Company accounts for its future asset retirement obligations by recording the fair value of the liability during the period in which it was incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The increase in carrying value of a property associated with the capitalization of an asset retirement cost is included in proved oil and gas properties in the consolidated balance sheets. The Company’s asset retirement obligation consists of costs related to the plugging of wells, removal of facilities and equipment and site restoration on its oil and gas properties and gathering assets. The asset retirement liability is allocated to operating expense using a systematic and rational method.

The Company does not have material asset retirement obligations as of September 30, 2009.

Fair Value

The carrying amount of cash, accounts receivable, and accrued liabilities on the balance sheet approximates those assets’ or liabilities’ fair values (representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants) because of the short-term nature of these instruments. The Company places its cash with high credit quality financial institutions. Refer to Note 5 regarding fair value measurements relating to the warrant liability.

Recent and Adopted Accounting Pronouncements

On June 29, 2009, the Financial Accounting Standards Board (FASB) issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162 .  This statement modifies the Generally Accepted Accounting Principles (“GAAP”) hierarchy by establishing only two levels of GAAP, authoritative and nonauthoritative accounting literature to be applied by nongovernmental entities in the preparation of financial statements.  Effective July 1, 2009, the FASB Accounting Standards Codification (ASC), also known collectively as the “Codification,” is considered the single source of authoritative U.S. accounting and reporting standards, except for additional authoritative rules and interpretive releases issued by the SEC.  Nonauthoritative guidance and literature would include, among other things, FASB Concepts Statements, American Institute of Certified Public Accountants Issue Papers and Technical Practice Aids and accounting textbooks. The Codification was developed to organize GAAP pronouncements by topic so that users can more easily access authoritative accounting guidance.  It is organized by topic, subtopic, section, and paragraph, each of which is identified by a numerical designation.  SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009, for most entities.  The Company adopted the provisions of SFAS No. 168 as required; all references to GAAP have been updated and replaced with ASC references.

In February 2008, the FASB issued guidance on fair value measurement and disclosure.  This guidance is now part of ASC 820, Fair Value Measurements and Disclosure, (formerly FASB Staff Position (FSP) No. 157-1 and FSP No. 157-2), which excludes ASC 840,  Accounting for Leases  from the scope. The Company was required to adopt this new guidance on January 1, 2009, the beginning of its fiscal year, as related to nonfinancial assets and liabilities, which did not have an impact on the consolidated financial statements.

The Company adopted guidance which is now part of ASC 815-40, Contracts in Entity’s Own Equity, (formerly Emerging Issues Task Force (EITF) 07-5, “ Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock ”) effective January 1, 2009.  The adoption of this new guidance had a material effect on the financial position and results of operations as further explained in Note 5 under the subsection “Warrants”.

In December 2007, the FASB issued guidance which is now part of ASC 810-10-65-1, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of Accounting Research Bulletin No. 51 ” (formerly Statement of Financial Accounting Standards (SFAS) 160,  Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 ). This guidance establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. The new guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company adopted this guidance on January 1, 2009, the beginning of its fiscal year 2009, which had no impact on the consolidated financial statements.

In December 2007, the FASB issued guidance which is now part of ASC 808-10, Collaborative Arrangements, (formerly EITF Issue 07-1, “ Accounting for Collaborative Arrangements Related to the Development and Commercialization of Intellectual Property ”). This new guidance defines collaborative arrangements and establishes presentation and disclosure requirements for transactions within a collaborative arrangement (both with third parties and between participants in the arrangement). The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2008. The guidance requires retrospective application to all collaborative arrangements existing as of the effective date, unless retrospective application is impracticable.  The impracticability evaluation and exception should be performed on an arrangement-by-arrangement basis. The Company adopted this new guidance effective January 1, 2009, which had no effect on its financial statements.

In April 2008, the FASB issued revised guidance on determining the useful life of intangible assets.  The revised guidance, which is now part of ASC 350-30, General Intangibles Other than Goodwill  (formerly FASB FSP No. 142-3,  Determination of the Useful Life of Intangible Asset)  amends the factors that an entity should consider in determining the useful life of a recognized intangible asset to include the entity’s historical experience in renewing or extending similar arrangements, whether or not the arrangements have explicit renewal or extension provisions.  Previously, an entity was precluded from using its own assumptions about renewal or extension of an arrangement where there was likely to be substantial cost or modifications.  Entities without their own historical experience should consider the assumptions market participants would use about renewal or extension. The revised guidance may result in the useful life of an entity’s intangible asset differing from the period of expected cash flows that was used to measure the fair value of the underlying asset using the market participant’s perceived value.  Disclosure to provide information on an entity’s intent and/or ability to renew or extend the arrangement is also required.  This new guidance was effective for financial statement issued for fiscal years beginning after December 15, 2008, and interim periods with those fiscal years.  Early adoption is prohibited.  The adoption of this statement had no material impact on the financial position, results of operations, or cash flows.

In June 2008, the FASB issued new guidance on determining whether instruments granted in share-based payment transactions are participating securities (formerly known as Staff Position EITF 03-06-1, “ Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities ”). The new guidance is now part of ASC 260, Earnings per Share , and provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.  The new guidance was effective for fiscal years beginning after December 15, 2008. The Company’s implementation of this new guidance had no impact on its consolidated financial statements.

On April 9, 2009, the FASB issued new guidance, which is now part of the ASC as listed below, relating to fair value accounting, impairment of securities, and disclosures.  This guidance is effective for interim and annual periods ending after June 15, 2009.  The adoption did not have a material impact on the consolidated financial statements.

•         ASC 820-10, Fair Value Measurements and Disclosures (formerly FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That are Not Orderly ”);

•         ASC 320-10, Investments – Debt and Equity Securities (formerly FSP FAS 115-2, “Recognition and Presentation of Other-Than-Temporary Impairments” ); and

•         ASC 825-10, Financial Instruments (formerly FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Statements”) .

On May 28, 2009, the FASB issued new guidance for accounting for subsequent events.  The new guidance, which is now part of ASC 855, Subsequent Events  (formerly, SFAS No. 165,  Subsequent Events ) is consistent with existing auditing standards in defining subsequent events as events or transactions that occur after the balance sheet date but before the financial statements are issued or are available to be issued, but it also requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The new guidance defines two types of subsequent events: “recognized subsequent events” and “non-recognized subsequent events.” Recognized subsequent events provide additional evidence about conditions that existed at the balance sheet date and must be reflected in the company’s financial statements.  Non-recognized subsequent events provide evidence about conditions that arose after the balance sheet date and are not reflected in the financial statements of a company.  Certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading.  The new guidance was effective on a prospective basis for interim or annual periods ending after June 15, 2009.  The Company adopted the provisions of SFAS 165 as required. The Company has evaluated subsequent events for the period from September 30, 2009, the date of these financial statements, to the date these financial statements are being filed with the Securities Exchange Commission (“SEC”), which is November 12, 2009. There were no events or transactions occurring during this subsequent event reporting period which require recognition in the financial statements.

On December 31, 2008, the SEC issued release 33-8995 “Modernization of Oil and Gas Reporting” that amends oil and gas reporting requirements. The revised rules change the way oil and gas companies report their reserves in their financial statements. The rules are intended to reflect changes in the oil and gas industry since the original disclosures were adopted in 1978. Definitions were updated to be consistent with Petroleum Resource Management System. Other key revisions include a change in pricing used to prepare reserve estimates, the inclusion of non-traditional resources in reserves, the allowance for use of new technologies in determining reserves, optional disclosure of probable and possible reserves and significant new disclosures. The revised rules will be effective for the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2009. The SEC is precluding application of the new rules in quarterly reports prior to the first annual report in which the revised disclosures are required and early adoption is not permitted.

In September 2009, the FASB issued its proposed updates to oil and gas accounting rules to align the oil and gas reserve estimation and disclosure requirements of Extractive Industries—Oil and Gas (ASC Topic 932) with the requirements in the SEC’s final rule discussed above. The public comment period for the FASB’s proposed updates ended October 15, 2009; however, no final guidance has been issued by the FASB. The Company is evaluating the potential impact of any updates to the oil and gas accounting rules and will comply with any new accounting and disclosure requirements once they become effective. The Company does not anticipate that these changes will have a material impact on its consolidated financial statements as the Company has no reserves.

Note 3. Earnings (Loss) Per Share (EPS)

Basic EPS is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS is computed by dividing net income attributable to common stockholders by the weighted average number of common and potential common shares outstanding during the period, which includes the additional dilution related to conversion of stock options and common stock purchase warrants as computed under the treasury stock method.

For the three and nine months ended September 30, 2008, there were no potential common shares outstanding. For the three and nine month periods ended September 30, 2009, potential gross common shares (arising from stock options and common stock purchase warrants) of 13.1 million were anti-dilutive and not included in computing diluted EPS.

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Numerator - net income (loss) attributable to
common stockholders	$ 1,375,097	$ (111,797)	$ 2,036,902	$ (143,331)

Denominator - weighted average
number of common shares outstanding	63,075,122	61,112,079	63,075,122	58,131,691

Basic and diluted income (loss)
per common share	$ 0.02	$ (0.00)	$ 0.03	$ (0.00)

Note 4. Oil and Gas Properties

As of the period ending September 30, 2009, the Company owned non-operating, working interests in five wells as follows:

				Month
	Acquisition	Interest		Production
	Date	Working	Net Revenue	Started	Formation
Proven Properties:
Cooke #6	9/1/2008	21.75%	16.3125%	Dec-07	Escondido
Onnie Ray #1	9/12/2008	20.00%	15.00%	Oct-08	Austin Chalk
Stahl #1	9/12/2008	20.00%	15.00%	Oct-08	Austin Chalk
Pearce #1	10/31/2008	20.00%	15.00%	Dec-08	Austin Chalk
Unproven Properties:
Haile #1	9/12/2008	20.00%	15.00%	-	Austin Chalk

Net capitalized costs associated with these oil and gas properties is summarized as follows:

	Acquisition Costs	Exploration Costs	Development Costs	Total
Cooke #6	$ 181,535	$ -	$ -	$ 181,535
Onnie Ray #1	14,800	7,060	57,706	79,566
Haile #1	16,086	75,011		91,097
Stahl #1	15,200	7,000	35,141	57,341
Pearce #1	6,978	11,200	47,556	65,734
	$ 234,599	$ 100,271	$ 140,403	$ 475,273

Impairment of oil properties				(426,169)

Oil and gas properties, net				$ 49,104

The Company amortizes all capitalized costs of oil and gas properties on the unit-of-production method using proved reserves. The Company has not yet obtained reserve studies with estimated proved reserve quantities because of its recent acquisition of these properties and also because these properties recently began producing. Management is assessing geographic and production data to determine the need for reserves studies. Therefore at September 30, 2009, there were no capitalized costs subject to amortization.

Properties which are not being amortized are assessed quarterly, on a property-by-property basis, to determine whether they are recorded at the lower of cost or fair market value. As a result of this analysis and lack of proved reserves, the Company recorded an impairment loss of $87,304 and $332,725 for the three and nine months ended September 30, 2009. The impairment is similar to amortization and therefore is not added to the cost of properties being amortized.

Note 5. Stockholders’ Equity

On July 28, 2008, the Company completed a self-directed private placement of 6,450,000 units at a price of $0.50 per unit or $3,225,000 in the aggregate. Each unit consists of one share of the Company’s common stock, one Series A stock purchase warrant (Series A warrant) to purchase a share of common stock at $0.60 per share for a period of 18 months from the date of issuance and one Series B stock purchase warrant (Series B warrant) to purchase a share of common stock at $0.75 per share for a period of 24 months from the date of issuance. The relative fair value of the common stock was estimated to be $1,571,638 and the relative fair value of the warrants was estimated to be $1,653,362 as determined based on the relative fair value allocation of the proceeds received. The warrants were valued on the transaction date using the Black-Scholes option pricing model. In connection with the private placement, the Company issued an aggregate of 50,000 units in payment of legal fees in the amount of $25,000. These units were otherwise issued on the same terms and conditions as the units sold in the private placement.

Pursuant to the Subscription Agreement and the Registration Rights Agreement relating to the private placement, the Company and the investor parties made other covenants and representations and warranties regarding matters that are customarily included in financings of this nature. In the event that during the period when the warrants are outstanding, 18 months for Series A warrants and 24 months for Series B warrants, if the Company issues common stock or common stock equivalents at a price per share which is less than the warrant exercise price, $0.60 per share for Series A warrants and $0.75 per share for Series B warrants, then the exercise price for the warrants shall be reduced to equal the share price of the new issuance and the number of warrant shares issuable shall be increased such that the aggregate exercise price payable shall be equal to the aggregate exercise price prior to such adjustment according to the Securities Purchase Agreement (the “Dilutive Issuance”).

Warrants

Each of the Company’s warrants outstanding entitles the holder to purchase one share of the Company’s common stock for each warrant share held. No warrants were exercised during the nine months ended September 30, 2009 and the year ended December 31, 2008. A summary of the outstanding warrants as of September 30, 2009 and the assumptions used to determine fair value as of the date of the respective transactions, is as follows:

	Series A Warrants	Series B Warrants
Warrants outstanding and exercisable at September 30, 2009	6,450,000	6,450,000
Exercise price	$0.60	$0.75
Fair value on date of grant	$2,495,800	$2,593,247
Black-Scholes option pricing model assumptions:
Risk-free interest rate	2.435%	2.590%
Expected term	1.5 years	2 years
Expected volatility	96.15%	100.76%
Dividend per share	$0	$0
Expiration date	January 28, 2010	July 28, 2010

The potential of a Dilutive Issuance to the warrants’ exercise price and number of underlying shares of common stock may result in a settlement amount that does not equal the difference between the fair value of a fixed number of the Company’s common stock and a fixed exercise price. Accordingly, the warrants are not considered indexed to the Company’s own stock and, therefore, are accounted for as a derivative pursuant to ASC 815-40  Contracts in an Entity’s Own Equity  which became effective January 1, 2009 .  Upon the adoption of this guidance, the Company recognized a one-time adjustment to opening accumulated deficit of $1,624,513.

As of September 30, 2009, the Company has not sold any shares of common stock or common stock equivalents that would result in an adjustment to the exercise price or number of shares of common stock underlying the warrants outstanding.  Additionally, the Company does not intend to sell any shares of common stock or common stock equivalents at a price that is below the exercise price of the warrants, prior to their expiration dates, which would result in an adjustment to the exercise price or number of shares of common stock underlying the warrants.  Since the Company determined that the future probability of a Dilutive Issuance is deemed unlikely, it did not have a material impact on the fair value estimate of the Series A or Series B Warrant liability at September 30, 2009.

The Company measures the fair value of the warrant liability in accordance with ASC 820 Fair Value Measurement and Disclosure  which emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). At September 30, 2009, the Company valued the warrant liability using a Black-Scholes model (Level 3 inputs) containing the following assumptions:

Black-Scholes model assumptions as of September 30, 2009	Series A Warrants	Series B Warrants
Risk-free interest rate	0.160%	0.290%
Expected term (in years)	0.33	0.83
Expected volatility	3.37%	94.74%
Dividend per share	$0	$0
Expiration date	January 28, 2010	July 28, 2010

The following table is a roll forward of the fair value of the warrant liability related to the common stock warrants using the Black-Scholes assumptions as of September 30, 2009 (Level 3 inputs):

	Series A Warrants	Series B Warrants	Total
Beginning balance as of January 1, 2009	$ 1,652,779	$ 1,625,096	$ 3,277,875
Change in fair value	(120,806)	(113,711)	(234,517)
Ending balance as of March 31, 2009	1,531,973	1,511,385	3,043,358
Change in fair value	(673,440)	(146,782)	(820,222)
Ending balance as of June 30, 2009	858,533	1,364,603	2,223,136
Change in fair value	(858,533)	(689,861)	(1,548,394)
Ending balance as of September 30, 2009	$ -	$ 674,742	$ 674,742

A total of 12,900,000 shares of the Company’s common stock have been reserved for issuance upon exercise of warrants shares outstanding as of September 30, 2009.

Note 6. Stock Options

The Company has an active stock option plan that provides shares available for option grants to employees, directors and others. A total of 120,000,000 shares of the Company’s common stock have been reserved for award under the stock option plan, of which 119,800,000 were available for future issuance as of September 30, 2009. Options granted under the Company’s option plan generally vest over five years or as otherwise determined by the Board of Directors, have exercise prices equal to the fair market value of the common stock on the date of grant, and expire no later than ten years after the date of grant.

During the three and nine month periods ended September 30, 2009, stock option compensation expense of $11,465 and $37,047 was recognized as general and administrative expenses. As of September 30, 2009, the Company had $58,135 of total unrecognized compensation cost related to unvested stock options, which is expected to be recognized over a weighted average period of approximately 3.95 years.

The Company does not repurchase shares to fulfill the requirements of options that are exercised. Further, the Company issues new shares when options are exercised.

Note 7. Related Party Transactions

Executive Management: For the three and nine-month periods ended September 30, 2009, the Company incurred $7,500 (2008: $2,500) and $22,500 (2008:  $2,500) in fees paid to Derek Cooper the President, Chief Executive Officer and Chief Financial Officer of the Company. In addition, the Company recorded $3,864 (2008: $691) and $12,160 (2008: $691) as stock compensation expense (refer to Note 6) during the three and nine-month periods ended September 30, 2009.

Director Fees: For the three and nine month periods ended September 30, 2009, the Company incurred $6,000 (2008: $7,000) and $18,435 ($8,500) in board fees for directors of the Company, other than Derek Cooper. In addition, the Company recorded $7,601 (2008: $2,075) and $24,887 (2008: $2,075) as stock compensation expense (refer to Note 6) during the three and nine-month periods ended September 30, 2009.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Entheos Technologies, Inc.

Calgary, Alberta

We have audited the accompanying consolidated balance sheets of Entheos Technologies, Inc. ("the Company") as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Entheos Technologies, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ PETERSON SULLIVAN LLP

April 10, 2009

Seattle, Washington

ENTHEOS TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2008 and December 31, 2007

(Expressed in U. S. Dollars)	2008	2007

ASSETS
Current assets
Cash and cash equivalents	$2,734,591	$46,306
Accounts receivable	4,252	-
Prepaid expenses	720	-
Total current assets	2,739,563	46,306

Oil and gas properties, using full cost method
Proven properties	368,282	-
Unproven properties	73,746	-
Accumulated depreciation, depletion and amortization and impairment	(93,444)	-
Oil and gas properties, net	348,584	-

Total assets	$3,088,147	$46,306

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$50,854	$1,300
Accounts payable - related parties (Note 5)	12,077	23,812

Total liabilities	62,931	25,112

STOCKHOLDERS' EQUITY

Stockholders' equity
Preferred stock:$0.0001 par value: Authorized: 10,000,000 shares Issued and outstanding: nil	-	-
Common stock: $0.00001 par value; Authorized: 200,000,000 shares Issued and outstanding: 63,075,122 shares (2007: 56,625,122)	631	566
Additional paid-in capital	7,107,622	3,838,516
Accumulated deficit	(4,083,037)	(3,817,888)

Total stockholders' equity	3,025,216	21,194

Total liabilities and stockholders' equity	$3,088,147	$46,306

(The accompanying notes are an integral part of these consolidated financial statements)

ENTHEOS TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

for the years ended December 31, 2008 and 2007

(Expressed in U. S. Dollars)

	2008	2007

Revenue
Oil and gas sales	$13,770	$-

Expenses
Oil and gas production and operating costs	9,080	-
General and administrative expenses	190,693	27,610
Impairment of oil and gas properties	93,444	-

Total operating expenses	293,217	27,610

Operating Loss	(279,447)	(27,610)

Other income
Interest income	14,297	2,928
	14,297	2,928

Net loss attributable to common stockholders	$(265,149)	$(24,682)

Loss per common share - basic and diluted	$0.00	$0.00

Weighted average number of common shares outstanding - basic and diluted	59,374,302	96,515,533

(The accompanying notes are an integral part of these consolidated financial statements)

ENTHEOS TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

for the years ended December 31, 2008 and December 31, 2007

(Expressed in U. S. Dollars)

			Additional	Accumulated	Total
	Common Stock		paid-in	earnings	Stockholder's
(Expressed in U. S. Dollars)	Shares	Amount	capital	(deficit)	Equity

Balance, December 31, 2006	96,625,122	$966	$3,838,116	$(3,793,206)	$45,876

Cancellation of common shares at $0.0033 per share	(40,000,000)	(400)	400	-	-

Net loss, year ended December 31, 2007	-	-	-	(24,682)	(24,682)

Balance, December 31, 2007	56,625,122	566	3,838,516	(3,817,888)	21,194

Units issued for cash and legal services at $0.50 per share in July 2008	6,450,000	65	3,224,935	-	3,225,000

Stock based compensation expense	-	-	19,360	-	19,360

Settlement of related party payables	-	-	24,811	-	24,811

Net loss, year ended December 31, 2008	-	-	-	(265,149)	(265,149)

Balance, December 31, 2008	63,075,122	$631	$7,107,622	$(4,083,037)	$3,025,216

(The accompanying notes are an integral part of these consolidated financial statements)

ENTHEOS TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

for the years ended December 31, 2008 and 2007

(Expressed in U. S. Dollars)

	2008	2007

Cash flows from (used in) operating activities
Net loss	$(265,149)	$(24,682)
Impairment of oil and gas properties	93,444	-
Stock-based compensation	19,360	-
Stock issued for legal services	25,000	-
Change in non-cash working capital item:
Decrease in accounts receivable - related party	-	84,088
Increase in accounts receivable	(4,252)	-
Increase in prepaid assets	(720)	-
Increase (decrease) in accounts payable & accrued liabilities	62,630	(13,278)
Net cash flows provided by (used in) operating activities	(69,687)	46,128

Cash flows (used in) investing activities
Acquisition of oil and gas properties	(442,028)	-
Net cash used in investing activities	(442,028)	-

Cash flows from financing activities
Proceeds from issuance of common stock, net	3,200,000	-
Net cash provided by financing activities	3,200,000	-

Increase in cash and cash equivalents	2,688,285	46,128

Cash and cash equivalents, beginning of period	46,306	178
Cash and cash equivalents, end of period	$2,734,591	$46,306

Supplemental disclosure of cash flow information:
Interest paid in cash	$-	$-
Income tax paid in cash	$-	$-

Supplemental schedule of non-cash investing and financing activities:
Settlement of related party payables	$24,811	$-

(The accompanying notes are an integral part of these consolidated financial statements)

ENTHEOS TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2008

(Expressed in U.S. Dollars)

Note 1. Organization and Nature of Operations

Entheos Technologies, Inc. (“the Company”) is a small independent diversified energy company engaged in the acquisition and development of crude oil and natural gas interests in the United States.  The Company pursues oil and gas prospects in partnership with oil and gas companies with exploration, development and production expertise.  The Company has a non-operating, minority working interest in five properties.  The Company’s prospect areas consist of land in La Salle County, Lee County, Fayette County and Frio County, Texas.  Currently four of the five wells in which we have a minority interest are producing.  We currently do not operate any of the wells in which we have an interest.

Incorporated under the laws of the State of Nevada, the Company has an authorized capital of 200,000,000 shares of $0.00001 par value common stock, of which 63,075,122 shares are outstanding and 10,000,000 shares of $0.0001 par value preferred stock, of which none are outstanding.

From 2002 until September 2008, through its wholly-owned subsidiary Email Solutions, Inc., the Company served as an Application Service Provider (“ASP”) providing reliable, real time, high volume outsourced email and search engine optimization services. Due to the limited success of the ASP business, management decided that it was in the best interest to abandon the Application Service Provider business and focus on identifying undervalued oil and gas opportunities for acquisition, development and exploration. The assets and liabilities, the results of operations and cash flows related to the ASP business were not classified as discontinued operations as the amounts were not significant.

The Company has recently incurred net operating losses and operating cash flow deficits.  It may continue to incur losses from operations and operating cash flow deficits in the future.  However, management believes the Company’s cash and cash equivalent balances, anticipated cash flows from operations and other external sources of credit will be sufficient to meet its cash requirements through March 2010.  The future of the Company after March 2010 will depend in large part on its ability to successfully generate cash flows from operations and raise capital from external sources to fund operations.

Note 2. Accounting Policies

Principles of Accounting

These financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of Entheos Technologies, Inc. (a Nevada corporation) and its wholly-owned subsidiary, Email Solutions, Inc. (a Nevada corporation). There are no assets and liabilities in the wholly owned subsidiary. The Company accounts for its undivided interest in oil and gas properties using the proportionate consolidation method, whereby its share of assets, liabilities, revenues and expenses are included in its consolidated financial statements.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period.  Management’s judgments and estimates in these areas are based on information available from both internal and external sources, including engineers, geologists, consultants and historical experience in similar matters. The more significant reporting areas impacted by management’s judgments and estimates are accruals related to oil and gas sales and expenses; estimates of future oil and gas reserves; estimates used in the impairment of oil and gas properties; and the estimated future timing and cost of asset retirement obligations.

Actual results could differ from the estimates as additional information becomes known. The carrying values of oil and gas properties are particularly susceptible to change in the near term.  Changes in the future estimated oil and gas reserves or the estimated future cash flows attributable to the reserves that are utilized for impairment analysis could have a significant impact on the future results of operations.

Full Cost Method of Accounting for Oil and Gas Properties

The Company has elected to utilize the full cost method of accounting for its oil and gas activities. In accordance with the full cost method of accounting, all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs and related asset retirement costs, are capitalized.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves once proved reserves are determined to exist. The Company has not yet obtained reserve reports because of its recent acquisition of its oil and gas properties and because these properties recently began producing.  Management is assessing geographic and production data to determine the need for reserves studies.  At December 31, 2008, there were no capitalized costs subject to amortization.

Oil and gas properties without estimated proved reserves are not amortized until proved reserves associated with the properties can be determined or until impairment occurs. The cost of these properties is assessed quarterly, on a property-by-property basis, to determine whether the properties are recorded at the lower of cost or fair market value.  In determining whether such costs should be impaired, the Company evaluates historical experience, current drilling results, lease expiration dates, current oil and gas industry conditions, international economic conditions, capital availability, and available geological and geophysical information.  As a result of this analysis, the Company recorded an impairment of $93,444 for 2008.  This impairment is similar to amortization and therefore is not added to the cost of properties being amortized.

Sales of oil and gas properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.  The Company did not sell any properties during 2008 or 2007.

Full Cost Ceiling Test

At the end of each quarterly reporting period, the unamortized costs of oil and gas properties are subject to a “ceiling test” which basically limits capitalized costs to the sum of the estimated future net revenues from proved reserves, discounted at 10% per annum to present value, based on current economic and operating conditions, adjusted for related income tax effects.

Oil and Gas Revenues

The Company recognizes oil and gas revenues when oil and gas production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectability of the revenue is probable. Delivery occurs and title is transferred when production has been delivered to a purchaser’s pipeline or truck. As a result of the numerous requirements necessary to gather information from purchasers or various measurement locations, calculate volumes produced, perform field and wellhead allocations and distribute and disburse funds to various working interest partners and royalty owners, the collection of revenues from oil and gas production may take up to 45 days following the month of production. Therefore, the Company may make accruals for revenues and accounts receivable based on estimates of its share of production. Since the settlement process may take 30 to 60 days following the month of actual production, its financial results may include estimates of production and revenues for the related time period. The Company will record any differences between the actual amounts ultimately received and the original estimates in the period they become finalized.  As of December 31, 2008, all revenue and expense information had been received from the operators so there was no estimated revenue or expense.

Asset Retirement Obligation

The Company has adopted the provisions of SFAS 143, “Accounting for Asset Retirement Obligations.”  SFAS 143 amended SFAS 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies,”    and, among other matters, addresses financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.  SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred, with the associated asset retirement cost capitalized as part of the related asset and allocated to expense over the asset’s useful life.

In March 2005, the FASB issued FASB Interpretation No. 47 (“FIN No. 47”), Accounting for Conditional Asset Retirement Obligations   . FIN No. 47 clarifies that a conditional asset retirement obligation, as used in SFAS 143, refers to a legal obligation to perform an asset retirement activity in which the timing or method of the settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated.

The Company does not have material asset retirement obligations as of December 31, 2008 or 2007.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.  The Company did not have any cash equivalents at December 31, 2008 and 2007.  The Company occasionally has cash deposits in excess of insured limits.

Income Taxes

The Company adopted SFAS 109, “Accounting for Income Taxes.”  Under SFAS 109, deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary, to reduce deferred income tax assets to the amount expected to be realized.

In June 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes”, effective for the Company beginning on January 1, 2007. FIN 48 clarifies the recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on disclosure and other matters. The adoption of FIN 48 had no impact on the Company’s financial position.

Stock-Based Compensation

The Company accounts for stock-based compensation under SFAS 123(R) “Share-Based Payment” which requires measurement of compensation cost for all stock-based awards at fair value on the date of grant and recognition of compensation over the service period for awards expected to vest. The fair value of stock options is determined using the Black-Scholes valuation model.

Loss Per Share

Basic earnings or loss per share is based on the weighted average number of common shares outstanding. Diluted earnings or loss per share is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic earnings/loss per share is computed by dividing net income applicable to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) for the period. All earnings or loss per share amounts in the financial statements are basic earnings or loss per share, as defined by SFAS 128,   “Earnings Per Share.”   Convertible securities that could potentially dilute basic earnings or loss per share in the future, such as options and warrants, are not included in the computation of diluted earnings or loss per share because to do so would be antidilutive.

Comprehensive Income (Loss)

The Company has adopted SFAS 130, “Reporting Comprehensive Income,” which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  For 2008 and 2007 the Company did not have any items of comprehensive income, other than net loss.

Foreign Currency Translation

The Company translates foreign assets and liabilities of its subsidiaries, other than those denominated in United States Dollars, at the rate of exchange at the balance sheet date. Revenues and expenses are translated at the average rate of exchange throughout the year. Gains or losses from these translations are reported as a separate component of other comprehensive income (loss), until all of the investment in the subsidiaries is sold or liquidated. The translation adjustments do not recognize the effect of income tax because the Company expects to reinvest the amounts indefinitely in operations.

Transaction gains (losses) that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in the statements of operations.

Fair Value of Financial Instruments

The determination of fair value of financial instruments is made at a specific point in time, based on relevant information about financial markets and specific financial instruments.  As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision.  Changes in assumptions can significantly affect estimated fair values. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and accounts payable – related parties approximates their fair value because of the short-term nature of these instruments. The Company places its cash with high credit quality financial institutions.

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv)anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. (See Note 5).

Recent and Adopted Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements” (SFAS 157), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair-value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS 157 was effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position No. FAS 157-1 (FSP FAS 157-1), which excludes SFAS 13, “Accounting for Leases” and certain other accounting pronouncements that address fair value measurements under SFAS 13, from the scope of SFAS 157. In February 2008, the FASB issued FASB Staff Position No. 157-2 (FSP 157-2), which provides a one-year delayed application of SFAS 157 for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  Therefore, the Company adopted the provisions of SFAS 157 with respect to financial assets and liabilities only.  The Company is required to adopt SFAS 157 as amended by FSP FAS 157-1 and FSP FAS 157-2 on January 1, 2009, the beginning of its fiscal year as related to nonfinancial assets and liabilities. The Company does not expect the application of the amended aspects of SFAS No. 157 to have a material effect on the Company’s consolidated financial statements.

In October 2008, the FASB issued FASB Staff Position No. FAS 157-3, “Determining the Fair Value of a Financial Asset in a Market That Is Not Active” (FSP 157-3), which clarifies the application of SFAS 157 when the market for a financial asset is inactive. Specifically, FSP 157-3 clarifies how (1) management’s internal assumptions should be considered in measuring fair value when observable data are not present, (2) observable market information from an inactive market should be taken into account, and (3) the use of broker quotes or pricing services should be considered in assessing the relevance of observable and unobservable data to measure fair value. The guidance in FSP 157-3 is effective immediately and did not have an impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115,”    which is effective for fiscal years beginning after November 15, 2007. The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The Company has not elected the fair value option under SFAS 159 for any instrument, but may elect to do so in future periods.

In July 2007, the Emerging Issues Task Force (EITF) issued EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities   ” (EITF 07-3). EITF 07-3 clarifies the accounting for nonrefundable advance payments for goods or services that will be used or rendered for research and development activities. EITF 07-3 states that such payments should be capitalized and recognized as an expense as the goods are delivered or the related services are performed. If an entity does not expect the goods to be delivered or the services rendered, the capitalized advance payment should be charged to expense. EITF 07-3 is effective for fiscal years beginning after December 15, 2007. The Company’s adoption of EITF 07-3 did not have an impact on the Company’s financial position or results of operations.

In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of Accounting Research Bulletin No 51   ” (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company must adopt SFAS 160 on January 1, 2009, the beginning of its fiscal year. The Company does not expect the application of SFAS No. 160 to have a material effect on the consolidated financial statements.

In December 2007, the FASB issued SFAS 141R, “Business Combinations” (SFAS 141R), which establishes principles and requirements for the reporting entity in a business combination, including recognition and measurement in the financial statements of the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and interim periods within those fiscal years. The Company must adopt SFAS 141R on January 1, 2009, the beginning of its fiscal year. The Company does not expect the application of SFAS 141R to have a material effect on the consolidated financial statements.

In December 2007, the SEC staff issued Staff Accounting Bulletin (SAB) 110, “Share-Based Payment” (SAB 110) which amends SAB 107, “Share-Based Payment,” to permit public companies, under certain circumstances, to use the simplified method in SAB 107 for employee option grants after December 31, 2007. Use of the simplified method after December 2007 is permitted only for companies whose historical data about their employees’ exercise behavior does not provide a reasonable basis for estimating the expected term of the options. The Company currently uses the simplified method to estimate the expected term for employee option grants as adequate historical experience is not available to provide a reasonable estimate. SAB 110 is effective for employee options granted after December 31, 2007. The Company adopted SAB 110 effective January 1, 2008 and continues applying the simplified method until enough historical experience is readily available to provide a reasonable estimate of the expected term for employee option grants.

In June 2008, the FASB issued Staff Position EITF 03-06-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (FSP EITF 03-06-1). FSP EITF 03-06-1 provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method in SFAS No. 128, “Earnings per Share” and is effective for fiscal years beginning after December 15, 2008.  The Company does not believe the implementation of FSP EITF 03-06-1 will have any impact on the Company’s consolidated financial statements.

Note 3. Loss Per Share

Basic earnings or loss per common share is based on the weighted average number of shares outstanding during the period of the financial statements.  Diluted earnings or loss per share are based on the weighted average number of common shares outstanding and dilutive common stock equivalents. All share and per share information are adjusted retroactively to reflect stock splits and changes in par value, when applicable. All loss per share amounts in the financial statements are basic loss per share because the inclusion of stock options and warrants outstanding would be antidilutive.

	For the years ended
	December 31,
	2008	2007

Numerator - net loss attributable to common stockholders	$(265,149)	$(24,682)

Denominator - weighted average number of common shares outstanding	59,374,302	96,515,533

Basic and diluted loss per common share	$0.00	$0.00

Note 4. Oil and Gas Properties

During the fiscal year ended December 31, 2008, the Company acquired non-operating, working interests in five wells as follows:

				Month
	Acquisition	Interest		Production
	Date	Working	Net Revenue	Started	Formation
Proven Properties:
Cooke #6	9/1/2008	21.75%	16.3125%	Dec-07	Escondido
Onnie Ray #1	9/12/2008	20.00%	15.00%	Oct-08	Austin Chalk
Stahl #1	9/12/2008	20.00%	15.00%	Oct-08	Austin Chalk
Pearce #1	10/31/2008	20.00%	15.00%	Dec-08	Austin Chalk
Unproven Properties:
Haile #1	9/12/2008	20.00%	15.00%	-	Austin Chalk

Costs incurred in oil and gas property acquisition, exploration and development activities, including capital expenditures are summarized as follows at December 31, 2008 and 2007:

	2008	2007

Acquisition costs	$234,599	$-
Exploration costs	82,875	-
Development costs	124,554	-
	$442,028	$-

The Company amortizes all capitalized costs of oil and gas properties on the unit-of-production method using proved reserves.  The Company has not yet obtained reserve studies with estimated proved reserve quantities because of its recent acquisition of these properties and also because these properties recently began producing.  Management is assessing geographic and production data to determine the need for reserves studies.  Therefore at December 31, 2008, there were no capitalized costs subject to amortization.

Unproven properties costs as of December 31, 2008 are associated with an exploratory oil well which had not been completed and is not producing. These exploratory well costs have also been excluded from amortization.  Management expects that the recompletion efforts will be finished during 2009 at which time the capitalized costs will be added to the amortization base.

Properties which are not being amortized are assessed quarterly, on a property-by-property basis, to determine whether they are recorded at the lower of cost or fair market value.  As a result of this analysis, the Company recorded an impairment of $93,444 for 2008.  This impairment is similar to amortization and therefore is not added to the cost of properties being amortized.

Note 5. Related Party Transactions

Executive Management:  For the year ended December 31, 2008, the Company incurred $10,000 in fees paid to the Derek Cooper the President, Chief Executive Officer and Chief Financial Officer of the Company.  In addition, during September 2008, the Company granted stock options to purchase 50,000 shares of common stock to Mr. Cooper.  For the year ended December 31, 2008, the Company recorded $4,840 as stock compensation expense related to this stock grant.

Director Fees: For the year ended December 31, 2008, the Company incurred $25,000 in board fees for non-employee directors of the Company.  During 2008, the Company granted a total of 150,000 options to purchase common stock to non-employee board members.  For the year ended December 31, 2008, the Company recorded $14,520 as stock compensation expense relating to these stock grants.  During the year ended December 31, 2007, the Company paid management fees of $1,500 to the directors. There is no management or consulting agreements in effect.

Accounts payable – related party: As of September 1, 2008, the Company settled all amounts owed to a former director and majority shareholder, amounting to $24,811, outstanding for management fees (the balance was forgiven for no consideration). The amount outstanding was recorded as an increase to additional paid-in capital.   As of December 31, 2008 and 2007 accounts payable to related parties were $12,077 and $23,812 respectively.

Rent: Until August 31, 2008, the Company’s administrative office was located at 1628 West 1st Avenue, Suite 216, Vancouver, British Columbia, Canada, V6J 1G1.  This premise is owned by a private corporation controlled by a former director and majority shareholder. The Company paid rent of $6,663 and $7,812 for the years ended December 31, 2008 and 2007, respectively.  Effective September 1, 2008, the Company closed its administrative office in Vancouver, British Columbia, Canada, terminating all of its employees. There were no severance arrangements with any of the terminated employees.

On December 31, 2007, 40,000,000 common shares owned by Mr. Harmel S. Rayat, a director and major shareholder of the Company, originally subscribed for at $0.0033 each were returned to the Company for cancellation and for no consideration. Mr. Harmel S. Rayat was an officer and director of the Company until September 12, 2008 and a majority stockholder of the Company until September 9, 2008.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

Note 6. Stockholders’ Equity

On December 31, 2007, 40,000,000 common shares owned by Mr. Harmel S. Rayat, a director and major shareholder of the Company, originally subscribed for at $0.0033 each were returned to the Company for cancellation and for no consideration.

On July 28, 2008, the Company completed a self-directed private placement of 6,450,000 units at a price of $0.50 per unit or $3,225,000 in the aggregate.  Each unit consists of one share of the Company’s common stock, one Series A stock purchase warrant (Series A warrant) to purchase a share of common stock at $0.60 per share for a period of 18 months from the date of issuance and one Series B stock purchase warrant (Series B warrant) to purchase a share of common stock at $0.75 per share for a period of 24 months from the date of issuance.  The relative fair value of the common stock was estimated to be $1,571,638 and the relative fair value of the warrants was estimated to be $1,653,362 as determined based on the relative fair value allocation of the proceeds received.  The warrants were valued using the Black-Scholes option pricing model.  In connection with the private placement, the Company issued an aggregate of 50,000 units in payment of legal fees in the amount of $25,000.  These units were otherwise issued on the same terms and conditions as the units sold in the private placement.

Warrants

The Company account for warrants granted to unrelated parties in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock.”     In accordance with the EITF, the fair value of such warrants is classified as a component of permanent equity within additional paid-in capital and is calculated on the date of grant using the Black-Scholes Option pricing model.

Each of the Company’s warrants outstanding entitles the holder to purchase one share of the Company’s common stock for each warrant share held. No warrants were exercised during the years ended December 31, 2008 and 2007. A summary of the Company’s warrants outstanding is as follows:

	Series A Warrants	Series B Warrants
Warrants outstanding and exercisable at December 31, 2008	6,450,000	6,450,000
Exercise price	$0.60	$0.75
Fair value on date of grant	$2,495,800	$2,593,247
Black-Scholes option pricing model assumptions:
Risk-free interest rate	2.435%	2.590%
Expected term	1.5 years	2 years
Expected volatility	96.15%	100.76%
Dividend per share	$0	$0
Expiration date	January 28, 2010	July 28, 2010

A total of 12,900,000 shares of the Company’s common stock have been reserved for issuance upon exercise of warrants shares outstanding as of December 31, 2008.

Note 7. Stock Options

The Company has an active stock option plan that provides shares available for option grants to employees, directors and others.  A total of 120,000,000 shares of the Company’s common stock have been reserved for award under the stock option plan, of which 119,800,000 were available for future issuance as of December 31, 2008.  Options granted under the Company’s option plan generally vest over five years or as otherwise determined by the Board of Directors, have exercise prices equal to the fair market value of the common stock on the date of grant, and expire no later than ten years after the date of grant.

Summary of employee stock option information for years ended December 31, 2008 and 2007 is as follows:

	Number of options	Weighted average exercise price	Remaining contractual term (years)	Aggregate intrinsic value

Outstanding at December 31, 2006	7,230,000	$0.01
Cancelled	(7,230,000)	0.01
Outstanding at December 31, 2007	0
Granted	200,000	1.00	9.70	$-
Outstanding at December 31, 2008	200,000	1.00	9.70	-
Exercisable at December 31, 2008	0

Available for grant at December 31, 2008	119,800,000

The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all “in-the-money” options (i.e. the difference between the Company’s closing stock price on the last trading day of the year ended December 31, 2008 and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all option holders exercised their options on December 31, 2008. This amount is based on the fair market value of the Company’s stock. Total intrinsic value of options exercised was $nil at December 31, 2008 (2007: $nil).

A summary of the Company’s unvested stock options and changes during the years ended December 31, 2008 and 2007 is as follows:

	Number of options	Weighted Average Grant Date Fair Value
Unvested, December 31, 2006	7,230,000	$0.51
Granted	-	-
Cancelled	(7,230,000)	0.51
Unvested, December 31, 2007	-	-
Granted	200,000	0.73
Vested	-	-
Unvested, December 31, 2008	200,000	0.73

All stock options outstanding at December 31, 2008, were granted on the same date, have the same exercise price, term and grant date fair value.

During the years ended December 31, 2008 and 2007, the Company granted 200,000 and nil stock options awards.  For purposes of determining the stock-based compensation expense for stock option awards granted, the Black-Scholes Option Pricing Model was used with the following assumptions: dividend yield of 0%, expected volatility of 195.38%, risk-free interest rate of 2.97%, and expected term of 5 years.

The weighted average fair value of options granted during the year ended December 31, 2008 was $0.73 per share.

For the year ended December 31, 2008, stock option compensation expense of $19,360 was recognized as general and administrative expenses.  There was no stock based compensation expense for the year ended December 31, 2007.  The Company had $125,987 of total unrecognized compensation cost related to unvested stock options as of December, 31 2008, which is expected to be recognized over a weighted average period of approximately 4.7 years.

The Company does not repurchase shares to fulfill the requirements of options that are exercised. Further, the Company issue new shares when options are exercised.

Note 8. Income Taxes

There is no current or deferred tax expense for 2008 and 2007, due to the Company’s loss position. The benefits of temporary differences have not been recorded. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carryforward period.  Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes and has recorded a full valuation allowance against the deferred tax asset. The income tax effect, utilizing a 34% income tax rate, of temporary differences comprising the deferred tax assets and deferred tax liabilities is a result of the following at December 31:

	2008	2007

Deferred tax assets:
Net operating loss carryforwards	$1,275,000	$1,226,000
Stock based compensation	7,000	-
Valuation allowance	(1,271,000)	(1,226,000)
Deferred tax liability	11,000	-
Oil and gas properties	(11,000)
Net deferred tax assets	$-	$-

The 2008 increase in the valuation allowance was $45,000 (2007:  $8,000).

The Company has available net operating loss carryforwards of approximately $3,771,000 for tax purposes to offset future taxable income which expires commencing 2011 through to the year 2028. Pursuant to the Tax Reform Act of 1986, annual utilization of the Company’s net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% is deemed to occur within any three-year period.  The tax years 2005 through 2007 remain open to examination by federal agencies and other jurisdictions in which it operates.

A reconciliation between the statutory federal income tax rate (34%) and the effective rate of income tax expense for the years ended December 31 follows:

	2008	2007

Statutory federal income tax rate	-34%	-34%
Valuation allowance	34%	34%
	0%	0%

Note 9. Subsequent Events

Effective January 9th 2009, Frank Fabio resigned as Chief Financial Officer and Secretary of the Company. This resignation was not the result of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Also effective January 9th 2009, the Board of Directors of the Company appointed Mr. Derek Cooper, President and Chief Executive Officer of the Company, to also serve as the Company’s Chief Financial Officer and Secretary.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

SEC Registration Fee	$634
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	35,000
Printing Expenses	1,000
Transfer Agent Fees	1,000
Miscellaneous Fees and Expenses	2,366
Total	$50,000

Item 14. Indemnification of Officers and Directors.

Section 78.7502(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the shareholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors' and officers' expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, shareholder vote or vote of disinterested directors. Section 78.751(3) (b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or other proceeding that may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities.

On July 28, 2008, we consummated the sale of an aggregate of 6,450,000 units, each unit consisting of one share of our common stock, one Series A Warrant to purchase up to an additional 6,450,000 shares of our common stock at a per share purchase price of $0.60 per share and Series B Warrants to purchase up to an additional 6,450,000 shares of our common stock at a per share purchase price of $0.75 per share for an aggregate consideration of $3,225,000 pursuant to the terms of a Subscription Agreement effective as of July 28, 2008  between ourselves and each of the Selling Stockholders, all of whom were accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act. The units were acquired by a total of seven (7) individuals.

On September 12, 2008, the Company granted stock options to each of Messrs. Cooper, Sidhu, Fabio and Hudson; subject to applicable vesting provisions, each option permits the holder to purchase up to 50,000 shares of our common stock at a price of $1.00 per share, the closing price of the Company’s common stock prior to September 12, 2008 was $0.75.  Each option vests in five equal annual installments of 10,000 shares commencing on September 12, 2009, and annually thereafter. Under the terms of the stock option agreements, the agreements will terminate and there will be no further vesting of options effective as of the date that the board member ceases to be a director of the Company. None of the options granted Mr. Fabio had vested at the time of his resignation as our Chief Financial Officer.

The securities that were issued in the Private Placement were not registered under the Securities Act and were offered and sold pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder; these securities may not be offered or sold by the Investors absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 16. Exhibits.

Exhibit No.      Description of Exhibit

3.1                   Articles of Incorporation are attached hereto by reference to Registration Statement on Form 10SB 12G filed on May 11, 1999. **

3.2                   By Laws are attached hereto by reference to Registration Statement on Form 10SB 12G filed on May 11, 1999. **

4.1                   Form Subscription Agreement dated July 28, 2008 by and among Entheos Technologies, Inc. and Purchasers named therein and who are signatories thereto.

4.2                   Form of Registration Rights Agreement Registration Rights, 2008 by and among Entheos Technologies, Inc. and entities named therein and who are signatories thereto.**

4.3                   Form of Series A Warrant.**

4.4                   Form of Series B Warrant.**

5.0                   Opinion of Sierchio & Company, LLP regarding the legality of the securities being registered.**

10.1                 Participation Agreement dated September 9, 2008 with respect to the Stahl #1Well located Fayette County, Texas.**

10.2                 Participation Agreement dated September 9, 2008 with respect to the Onnie Ray #1 Well located Lee County, Texas.**

10.3                 Participation Agreement dated September 9, 2008 with respect to the Haile #1Well located Frio County, Texas.**

10.4                 Participation Agreement dated October 31, 2008 with respect to the Pearce  #1Well located Lee County, Texas.**

23.1                 Consent of Sierchio & Company, LLP (included in Exhibit 5.0 hereto). **

23.2                 Consent of Peterson Sullivan, LLP.

** Previously filed.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.              To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii.            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.             That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.             That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.              Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6.             Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre Effective Amendment No. 4 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on the 13th day of January.

 Entheos Technologies, Inc.

By:/s/  Derek J. Cooper

 Derek J. Cooper

Chief Executive Officer and President, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Name:     /s/ Derek J. Cooper                Date: January 13, 2010

Name:    Derek J. Cooper

Title:       Chief Executive Officer and President, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director

Name:    Jeet Sidhu                              Date: January 13, 2010

Title:       Director

By:         /s/ Derek J. Cooper

                 Derek J. Cooper, Attorney in Fact

Name:    Christian Hudson                   Date: January 13, 2010

Title:       Director

By:         /s/ Derek J. Cooper

                 Derek J. Cooper, Attorney in Fact

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________________

Entheos Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Exhibit No.             Description of Exhibit

3.1          Articles of Incorporation are attached hereto by reference to Registration Statement on  Form 10SB 12G filed on  May 11, 1999.**

3.2          By Laws are attached hereto by reference to Registration Statement on Form 10SB 12G filed on  May 11, 1999.**

4.1          Form Subscription Agreement dated July 28, 2008 by and among Entheos Technologies, Inc. and Purchasers named therein and who are signatories thereto.

4.2          Form of Registration Rights Agreement Registration Rights, 2008 by and among Entheos Technologies, Inc. and entities named therein and who are signatories thereto.**

4.3          Form of Series A Warrant.**

4.4          Form of Series B Warrant.**

5.0          Opinion of Sierchio & Company, LLP regarding the legality of the securities being registered.**

10.1        Participation Agreement dated September 9, 2008 with respect to the Stahl #1 Well located  Fayette County, Texas.**

10.2        Participation Agreement dated September 9, 2008 with respect to the Onnie Ray #1 Well located Lee County, Texas.**

10.3        Participation Agreement dated September 9, 2008 with respect to the Haile #1Well located Frio County, Texas.**

10.4        Participation Agreement dated October 31, 2008 with respect to the Pearce  #1Well located Lee County, Texas.**

10.5        Assignment and Bill of Sale dated September 1, 2008 with respect to the Bayshore Exploration LLC Cooke No. 6 Well.*

23.1        Consent of Sierchio  & Company, LLP (included in Exhibit 5.0 hereto). **

23.2        Consent of Peterson Sullivan, LLP.*

*   Filed herewith

** Previously Filed